SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act Of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

STATE STREET CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Ronald E. Logue

Chairman and Chief Executive Officer

March 13, 2006

DEAR SHAREHOLDER:

We cordially invite you to attend the 2006 Annual Meeting of Shareholders of State Street Corporation. The meeting will be held at One Lincoln Street, 36th Floor, Boston, Massachusetts, on Wednesday, April 19, 2006, at 10:00 a.m.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. Please mark, sign, date and mail promptly the accompanying proxy card or, for shares held in street name, the voting instruction form, in the return envelope. As a registered shareholder, you may also vote electronically by telephone or over the Internet by following the instructions included with your proxy card. If your shares are held in street name, as an alternative to returning the voting instruction form you receive, you will have the option to cast your vote by telephone or over the Internet if your voting instruction form includes instructions and a tollfree telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We look forward to seeing you at the Annual Meeting so that we can update you on our progress. Your continuing interest is very much appreciated.

Sincerely,

PLEASE NOTE: Shareholders should be aware of the increased security at public facilities in Boston. If you plan to attend the meeting, please allow additional time for registration and security clearance. You will be asked to present a valid, picture identification such as a driver’s license or passport. If you own your shares through a bank or brokerage account, or through some other nominee, you should also bring proof of beneficial ownership (for details, see Meeting Admission in the Notice of 2006 Annual Meeting of Shareholders). Public parking is available at State Street’s headquarters at One Lincoln Street (entrance from Kingston Street). Other public parking facilities available nearby include the LaFayette Corporate Center and the Hyatt Hotel (entrances from Rue de LaFayette).

State Street Corporation

One Lincoln Street

Boston, MA 02111-2900

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

Time	10:00 a.m., Eastern Time

Date	Wednesday, April 19, 2006

Place	One Lincoln Street, 36th Floor, Boston, Massachusetts

Purpose	1. To elect 13 directors;

2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006;

3. To approve the 2006 Equity Incentive Plan;

4. To approve the material terms of the 2006 restated Senior Executive Annual Incentive Plan;

5.      To vote on a shareholder proposal to request the directors to redeem the outstanding rights under the Company’s Rights Agreement, and to require shareholder ratification of any future rights agreement; and

6.      To act upon such other business as may properly come before the meeting and any adjournments thereof. The Company has been informed that a shareholder intends to submit to the meeting two additional proposals outlined under Other Matters in the Proxy Statement to amend the By-laws to provide mandatory retirement for directors at age 70 and to prohibit the Company from engaging a law firm or audit firm in which a partner or former partner is a director of the Company.

Record Date	The directors have fixed the close of business on February 24, 2006 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

Meeting Admission	For security clearance purposes, you will be asked to present a valid picture identification such as a driver’s license or passport. If your State Street shares are held in a brokerage account or by a bank or other nominee (“street name”), your name does not appear on our list of shareholders and these proxy materials are being forwarded to you by your broker or nominee. For street name holders, in addition to a picture identification, you should also bring with you a letter or account statement showing that you are a beneficial owner of our shares in order to be admitted to the meeting.

Voting by Proxy	Please submit a proxy card or, for shares held in street name, voting instruction form, as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. As a registered shareholder, you may also vote electronically by telephone or over the Internet by following the instructions included with your proxy card. If your shares are held in street name, you may have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you receive from your broker, bank, or other nominee.

By Order of the Board of Directors,

Charles C. Cutrell, III
Secretary

March 13, 2006

STATE STREET CORPORATION

One Lincoln Street, Boston, Massachusetts 02111

PROXY STATEMENT

GENERAL INFORMATION

When are this proxy statement and the accompanying material scheduled to be sent to shareholders?

This proxy statement and accompanying proxy card or voting instruction form are scheduled to be sent to shareholders beginning on March 13, 2006.

Who is soliciting my vote?

The Board of Directors of State Street Corporation (“State Street” or the “Company”) is soliciting your vote for the 2006 Annual Meeting of Shareholders.

What is the record date for the Annual Meeting?

The Company’s Board of Directors has fixed the record date for the Annual Meeting as of the close of business on February 24, 2006.

How many votes can be cast by all shareholders?

As of the record date, 332,765,623 shares of common stock of State Street were outstanding and are entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

How do I vote?

If you are a registered shareholder, you may vote in person at the Annual Meeting or by proxy without attending the meeting. To vote by proxy, please mark, sign, date, and mail the proxy card you received from management with this proxy statement in the return envelope. As a registered shareholder, you may also vote electronically by telephone or over the Internet by following the instructions included with your proxy card. If you vote by the proxy card you received from management with this proxy statement (or electronically by following the instructions included with the proxy card), your shares will be voted at the meeting in accordance with your instructions. If you sign and return the proxy card or vote electronically but do not give any instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the Board of Directors given below.

If your shares are held in the name of a broker, bank or other nominee, please mark, date, sign, and return the voting instruction form you received from your broker or nominee with this proxy statement. As indicated on the form, you may have the choice of voting your shares over the Internet or by telephone. To do so, follow the instructions on the form you received from your broker or nominee.

If you are a registered shareholder and wish to vote in person at the meeting, be sure to bring a form of personal picture identification with you. If your shares are held by a broker, bank or other nominee and you wish to vote in person at the meeting, in addition to picture identification you should bring an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and obtain from the record holder and bring with you a proxy from the record holder issued in your name.

What are the Board’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

■	FOR election of the 13 directors (page 10)

■	FOR ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006 (page 32)

■	FOR the approval of the 2006 Equity Incentive Plan (page 33)

■	FOR the approval of the material terms of the 2006 restated Senior Executive Annual Incentive Plan (page 38)

■	AGAINST a shareholder proposal to request the directors to redeem the outstanding rights under the Company’s Rights Agreement, and to require shareholder ratification of any future rights agreement (page 40)

Who pays the cost for soliciting proxies by State Street?

State Street will pay the cost for the solicitation of proxies by the Board. That solicitation of proxies will be made primarily by mail. State Street has retained Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies for a fee of $20,000, plus expenses. Proxies may also be solicited by employees of State Street and its subsidiaries personally, or by telephone, fax or e-mail, without any remuneration to such employees other than their regular compensation. State Street will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain authorization for the execution of proxies.

Can I change my vote?

You may revoke or change your proxy at any time before it is voted by notifying the Secretary in writing, by returning a signed proxy with a later date or submitting an electronic proxy as of a later date, or by attending the meeting and voting in person. If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

What vote is required to approve each item?

The 13 nominees for election as directors who receive a plurality of the shares voted for election of directors shall be elected directors (Item 1). On October 20, 2005, the Company’s directors amended its corporate governance guidelines to provide that any director/nominee who receives a “withhold” vote from a majority of the outstanding shares in an uncontested election of directors will be required to submit to the Board a letter of resignation, for consideration by the Nominating and Corporate Governance Committee. After consideration, that Committee would make a recommendation to the Board on action to be taken regarding the resignation.

The affirmative vote of a majority of all shares present in person or represented by proxy at the meeting and entitled to vote is necessary to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2006 (Item 2), and to approve the 2006 Equity Incentive Plan (Item 3), the material terms of the 2006 restated Senior Executive Annual Incentive Plan (Item 4) and the shareholder proposal to request the directors to redeem the outstanding rights under the Company’s Rights Agreement, and to require shareholder ratification of any future rights agreement (Item 5).

How is the vote counted?

Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by State Street to act as tellers for the meeting. A majority of the shares entitled to vote at the Annual Meeting constitutes a quorum. The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director only as shares that are present and entitled to vote for purposes of determining the presence of a quorum. None of the withheld votes will be counted as votes “for” a director but, except as described in the preceding paragraph, a “withheld” vote on a director will not affect the outcome. Shares properly voted to “abstain” on Items 2 through 5 are considered as shares that are present and entitled to vote for the purpose of determining a quorum, and thus will have the effect of having been voted “against” approval of Items 2 through 5.

If you hold shares through a broker, bank or other nominee, generally the nominee may vote the shares for you in accordance with your instructions. Stock exchange and NASD rules permit a broker to vote shares held in a brokerage account on “routine” proposals if the broker does not receive voting instructions from you. Under these rules, a broker may vote in its discretion on Items 1 and 2 in the absence of instructions from you. However, for Items 3 through 5, a broker may not vote your shares without instruction from you (“broker non-votes”). Broker non-votes are considered present for purposes of a quorum but are not entitled to vote. As a result, broker non-votes will have no effect on the outcome of Items 3 through 5.

In addition to the foregoing state law requirements, the rules of the New York Stock Exchange require that a majority of the outstanding shares have actually been voted on Item 3 to satisfy the approval requirements under its listing standards. For this purpose only, abstentions are considered votes cast, but broker non-votes are not votes cast.

Could other matters be decided at the Annual Meeting?

We do not know of any matters that may be properly presented for action at the meeting other than Items 1 through 5 and the shareholder’s proposals intended to be submitted as outlined in Other Matters on page 43. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

What are my rights as a participant in the Salary Savings Program?

As a participant in the State Street Salary Savings Program (the “SSP”) you may direct the Trustee how to vote your allocated share of State Street common stock held in your SSP account, although you are not the registered owner of any shares held in the SSP. Rather, the Trustee is the registered owner of the shares for the SSP. You may give the Trustee direction by completing the Trustee Direction Form that you will receive instead of a proxy card. State Street Bank and Trust Company, as Trustee, will vote in accordance with written instructions from participants. Where no direction is received, the Trustee will vote the shares in the SSP on the same proportional basis as the shares that were properly directed by participants consistent with the instructions on the Trustee Direction Form.

You may change your direction to the Trustee at any time by submitting a new direction. The last direction the Trustee receives by 5 p.m. Eastern Time on April 17, 2006, will be the only one counted.

If a matter arises at the meeting or such other time as affords no practical means for securing participant direction, the Trustee will follow the Company’s direction, unless to do so would be a breach of the Trustee’s fiduciary duty.

CORPORATE GOVERNANCE AT STATE STREET

State Street has implemented the corporate governance initiatives under the Sarbanes-Oxley Act of 2002, the related rules of the Securities and Exchange Commission, and the listing standards of the New York Stock Exchange, thereby strengthening the Company’s governance and director independence standards already in place. We are intent on maintaining the Company’s reputation for quality, integrity and the highest ethical standards that has been established over many years.

State Street is a financial holding company whose principal subsidiary is State Street Bank and Trust Company (the “Bank”). Each of State Street and the Bank is incorporated under the laws of Massachusetts. In accordance with Massachusetts law and State Street’s By-laws, the Board of Directors has responsibility for overseeing the conduct of our business. Members of the Board are kept informed about our business by participating in meetings of the Board and committees of the Board, through regular discussions with the Chief Executive Officer and other key members of management, and by reviewing materials provided to them.

State Street has also built upon its long-standing Standard of Conduct for officers and employees, promoting honest and ethical conduct and the avoidance of conflicts of interest, by adopting a Standard of Conduct for Directors. In addition, we adopted a Code of Ethics for Financial Officers (including the Chief Executive Officer and senior financial officers), consistent with the Sarbanes-Oxley Act, to promote honest and ethical conduct, full, fair, accurate, understandable and timely public disclosure, and avoidance of conflicts of interest.

A written charter for each Committee of the Board that establishes its roles and responsibilities and governs its procedures has been approved by the Board.

State Street’s Board of Directors, in its role of overseeing the conduct of our business, is guided by our Corporate Governance Guidelines. Among other things, the Guidelines contain categorical standards for determining director independence in accordance with the New York Stock Exchange listing standards. In general, these categorical standards would prohibit a director from qualifying as an independent director if the director (and in certain circumstances, a member of the director’s immediate family) has, or in the past three years had, certain relationships or affiliations with State Street, its external or internal auditors, or other companies that do business with State Street (including employment by State Street, receipt of a specified level of direct compensation from State Street other than director fees, and compensation committee interlocks). The categorical standards also provide specified relationships that by themselves, would not be considered to impair independence, including being an executive officer of an entity that has annual payments to, or payments from, State Street equal to or less than the greater of $1 million, or 2% of the gross annual revenue of the other entity. The portion of the Guidelines addressing director independence is attached as Appendix A to this proxy statement. The full Guidelines are available on State Street’s website at www.statestreet.com and will be made available without charge by State Street to any shareholder who requests them.

Pursuant to the Guidelines, the Board undertook its annual review of director independence in February 2006. As part of this review, the Board considered transactions and relationships between each non-management Director or any member of his or her immediate family and the Company, including those reported under Related Transactions below. As provided in the Guidelines, the purpose of this review was to determine whether any relationship or transaction was inconsistent with a determination that the Director was independent. As a result of this review, the Board has determined that each of the current 13 non-management directors (Mses. Albright, Hill, and Walsh and Messrs. Burnes, Casner, Darehshori, Goldstein, Gruber, LaMantia, Sergel, Skates, Summe,

and Weissman) meets the categorical standards for independence under the Guidelines, has no material relationship with the Company, and satisfies the qualifications for independence under the Securities Exchange Act of 1934 (the “Exchange Act”). In determining that each of the non-management directors is independent, the Board considered that the Company and its subsidiaries in the ordinary course of business may make loans or commitments to or sell services to, or purchase services or products from, entities in which certain directors serve as executive officers. In the case of one current director, Mr. Casner, who is retiring as a director at the Annual Meeting, the Company also considered an entity of which he is a former partner and is currently Of Counsel. The amounts paid to the law firm of which Mr. Casner is Of Counsel in each of the past three years were less than the 2% of total revenue threshold in the Guidelines. In the case of Dr. Walsh, the State Street Foundation has made discretionary contributions in each of the past three years to Wellesley College, of which she is President, in amounts that were less than the 2% of total revenue threshold in the Guidelines. In the case of Mr. Burnes, the Bank serves as trustee to the retirement plans of a corporation of which he is the chairman and chief executive officer, and the amounts paid to the Bank in each of the past three years were less than the 2% of total revenue threshold in the Guidelines. The Board has determined that these transactions were not otherwise material to the other entity or to State Street, and that none of the Directors had a material interest in the transactions with these entities. The Board determined that none of these relationships impaired the independence of the Directors.

In addition to the Guidelines, the charters for each Board Committee, the Standard of Conduct for officers and employees, the Standard of Conduct for Directors, and the Code of Ethics for Financial Officers are also available on State Street’s website at www.statestreet.com and will be made available without charge by State Street to any shareholder who requests them.

The non-management directors meet in executive session at least quarterly. Robert E. Weissman is the Lead Director of the non-management directors. State Street has established a procedure for communicating directly with the Lead Director regarding concerns about State Street or its conduct, including complaints about accounting, internal accounting controls, or auditing matters. The contact information is available on State Street’s website at www.statestreet.com. The Lead Director may forward to the Examining and Audit Committee, or other group, any concerns the Lead Director receives for appropriate review, and will report periodically to the non-management directors as a group regarding concerns received.

State Street has a regularly scheduled Board of Directors meeting that follows the annual shareholders’ meeting, and all directors are expected to attend the shareholders’ meeting that precedes it. In 2005, of the 14 individuals who were nominees at the Annual Meeting, all were present at the shareholders’ meeting.

State Street has established and maintains internal controls and procedures for financial reporting designed to ensure the integrity and accuracy of the financial statements and control of its assets, and has established and maintains disclosure controls and procedures designed to ensure that State Street is able to timely record, process and report the information required for public disclosure. State Street is dedicated to maintaining the high standards of financial accounting and reporting that we have established over many years of service to shareholders, employees, and clients.

Meetings of the Board of Directors

During 2005, the Board of Directors held 9 meetings and each of the directors attended 75% or more of the total of all meetings of the Board and of the committees of the Board on which each director served during the year. Each member of the Board is also a member of the Board of Directors of the Bank. The Board of Directors

of the Bank held 9 meetings during 2005. Each member of State Street’s Executive Committee and Examining and Audit Committee is also a member of the corresponding committee of the Bank, and members customarily hold joint meetings of both committees.

Committees of the Board of Directors

The Board of Directors has the following committees to assist it in carrying out its responsibilities:

EXECUTIVE COMMITTEE. The Executive Committee is authorized to exercise all the powers of the Board of Directors that may be legally delegated to it by the Board in the management and direction of the business and affairs of State Street during the intervals between meetings of the Board, including the review of policies for the extension of credit and management of risk, investment of assets and financial management, and monitoring activities under these policies. The Committee reports periodically to the Board. Its members are Truman S. Casner, Chair; David P. Gruber; Charles R. LaMantia; Kennett F. Burnes and Ronald E. Logue. During 2005, the Committee held 12 meetings. Mr. Casner is retiring as a director at the Annual Meeting.

The Committee has a written charter, which is available on the Company’s website, at www.statestreet.com.

EXAMINING AND AUDIT COMMITTEE. The Examining and Audit Committee has direct responsibility for the appointment, compensation, retention, and oversight of the independent auditors for State Street, and sole authority to establish pre-approval policies and procedures for audit and non-audit engagements with the independent auditors. The Committee also oversees the operation of a comprehensive system of internal controls designed to ensure the integrity of State Street’s financial statements and reports and compliance with laws, regulations and corporate policies; oversees the independent auditor’s qualifications, performance and independence, and monitors communications with the independent auditor and bank regulatory authorities; and monitors the performance of the internal audit function at State Street. Specific functions and responsibilities of the Committee are set forth in the charter of the Committee. The Committee’s members are Charles R. LaMantia, Chair; Tenley E. Albright; David P. Gruber; and Ronald L. Skates. During 2005, the Committee held 15 meetings.

The Board of Directors has determined that the Committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards and the rules and regulations under the Exchange Act. Further, all of the members of the Committee are financially literate, based upon their education and experience, as such qualification under the New York Stock Exchange listing standards is interpreted by the Board. The Board has determined, based upon education and experience as a principal accounting or financial officer or public accountant, or experience actively supervising a principal accounting or financial officer or public accountant, that three members of the Committee, Messrs. Gruber, LaMantia, and Skates, satisfy the definition of “audit committee financial expert” as set out in the rules and regulations under the Exchange Act, and have accounting or related financial management expertise as such qualification under the New York Stock Exchange listing standards is interpreted by the Board. None of the members of the Committee serves on more than two other audit committees of public companies.

The Committee has a written charter, which is available on the Company’s website, at www.statestreet.com.

EXECUTIVE COMPENSATION COMMITTEE. The Executive Compensation Committee reviews, evaluates and administers policies that relate to the compensation system for State Street’s executive officers and other incentive programs of State Street; reviews and approves corporate goals relevant to CEO compensation; evaluates the CEO’s performance in light of these goals and objectives; and reviews and approves, in consultation with the other independent directors, the Chief Executive Officer’s compensation based in part on this evaluation. In addition, the Committee reviews, and recommends to the Board of Directors, the form and amount of director compensation. Its members are Robert E. Weissman, Chair; Nader F. Darehshori; Linda A. Hill; and Richard P. Sergel. None of these individuals is or has been an officer or employee of State Street or the Bank. The Board of Directors has determined that the Committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards and the rules and regulations under the Exchange Act. During 2005, the Committee held 5 meetings.

The Committee has a written charter, which is available on the Company’s website, at www.statestreet.com.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The Nominating and Corporate Governance Committee’s principal responsibilities are to assist the Board in identifying and recommending nominees for directors of State Street, and to provide leadership in shaping the corporate governance of the Company, including the Corporate Governance Guidelines applicable to the Company. Its members are Arthur L. Goldstein, Chair; Nader F. Darehshori; Gregory L. Summe; and Diana Chapman Walsh. The Board of Directors has determined that the Committee consists entirely of directors who meet the independence requirements of the New York Stock Exchange listing standards and the rules and regulations under the Exchange Act. During 2005, the Committee held 6 meetings.

The Committee has a written charter, which is available on the Company’s website, at www.statestreet.com.

In carrying out its responsibilities of finding the best qualified candidates for directors, the Committee will consider proposals from a number of sources, including recommendations for nominees from shareholders submitted upon written notice to the Chair of the Nominating and Corporate Governance Committee, c/o the Office of the Secretary of State Street Corporation, One Lincoln Street, Boston, Massachusetts 02111 (facsimile number (617) 664-4747). The Committee seeks to identify individuals qualified to become directors, consistent with the Board’s criteria for director candidates. Those criteria seek individuals who have substantial achievement in their personal and professional pursuits and whose talents, experience, and integrity would be expected to contribute to the best interests of the Company and to long-term shareholder value. Without limitation, the Committee considers those individuals who have a general management focus, preferably serve as CEOs of public companies, have a specialization in technology or finance, have global or international business experience, and contribute to the diversity of the Board.

The Committee’s process for identifying and evaluating candidates includes actively seeking to identify qualified individuals by reviewing lists of possible candidates, such as CEOs of public companies, leaders of technology, finance, or other industries, or leaders of academia; and considering proposals from a number of sources, such as from members of the Board, members of management, employees, shareholders, and industry contacts. The Committee’s charter grants it the authority to retain a search firm to assist it. Upon identifying a possible candidate, from whatever source, the Committee makes an initial evaluation as to whether the individual would be expected to qualify under the Board’s general criteria for directors. A possible candidate who the Committee feels is an individual who could qualify under the general criteria is then further evaluated through a process which may include obtaining and examining the individual’s resume, speaking with the person who has recommended the individual, speaking with others who may be familiar with the individual, interviews by members of the Committee with the individual, discussion at the Committee level of the individual’s possible contribution to the Company, and, if appropriate, voting on the individual as a candidate. The Committee evaluates possible nominees for directors without regard to whether an individual is recommended by a shareholder or otherwise.

Compensation of Directors

Directors who are also employees of State Street or the Bank do not receive any compensation for serving as directors or as members of committees. The compensation for the non-management directors of State Street is reviewed annually by the Executive Compensation Committee of the Board, which makes recommendations to the Board for approval. For the period April 2005 through March 2006, directors who are not employees of State Street or the Bank received the following compensation:

■	annual retainer – $50,000, payable at their option in shares of common stock of State Street or in cash;

■	meeting fees – $1,500 for each Board and committee meeting;

■	an award of 2,238 shares of deferred stock, payable (together with additional stock amounts to reflect dividend and distribution amounts paid during deferral) after the director leaves the Board;

■	an additional annual retainer for the Lead Director of $20,000, payable in cash;

■	an additional annual retainer for the Examining and Audit Committee Chair of $20,000, payable in cash; and

■	an additional annual retainer for the Chair of each other Committee of $5,000, payable in cash.

For this period, one outside director elected to receive his annual retainer in cash, and all other outside directors elected to receive their annual retainers in shares of common stock. The directors may elect to defer either 50% or 100% of fees and compensation payable during any calendar year pursuant to State Street’s Deferred Compensation Plan for Directors, until after the director leaves the Board or attains a specified age. Under the plan, deferred cash amounts earn interest during deferral at a rate equal to the effective yield on 360-day Treasury bills, and deferred share amounts are adjusted to reflect dividend and distribution amounts paid during deferral. In 2005, five directors elected to defer compensation under the plan, and they earned a total of $9,961 on deferred compensation balances under the plan.

Directors receive travel accident insurance and are entitled to receive reimbursement for travel expenses or to be provided transportation when attending Board meetings and functions, and complimentary parking at State Street’s headquarters building in Boston.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires State Street’s directors, certain of its officers and any beneficial owners of more than 10% of our common stock to send reports of their ownership and of changes in ownership of the common stock to the Securities and Exchange Commission and the New York Stock Exchange. Based on State Street’s review of the reports it has received, State Street believes that all of its directors and officers (it has no 10% beneficial owners) complied with all reporting requirements applicable to them with respect to transactions in 2005.

Related Transactions

During 2005, certain executive officers of State Street, and corporations and other entities associated with certain directors of State Street, were customers of the Bank and its affiliates and had ordinary business transactions with the Bank and its affiliates. There are no personal loans or extensions of credit by the Bank to any directors or executive officers. The law firm of Ropes & Gray LLP regularly provides legal services to State Street. The Company paid Ropes & Gray $8,309,655 in 2005 for legal services rendered by the firm to State Street and its subsidiaries. Mr. Casner, a director of State Street, is Of Counsel to that firm, but the Company believes that Mr. Casner did not have a material direct or indirect interest in the transactions with Ropes & Gray. It is anticipated that the firm will continue to provide legal services to the Company in the current year. Mr. Casner is retiring as a director at the Annual Meeting. In 2005, the State Street Foundation made a discretionary contribution of $25,000 to Wellesley College, of which Dr. Walsh is President.

ELECTION OF DIRECTORS

The Board of Directors unanimously recommends that you vote

FOR

each of the nominees for director (Item 1 on your proxy card)

Each director elected at the 2006 Annual Meeting serves until the next annual meeting of shareholders or as otherwise provided in the By-Laws. The State Street Board currently consists of 14 members. Of the 14 directors currently in office, 13 are non-management directors and one is an executive officer of State Street. Each of the non-management directors is an independent director, as determined by the Board in its opinion, under the definition of the New York Stock Exchange listing standards. The Board determines the number of directors.

Pursuant to the By-laws, at a meeting on December 15, 2005, the Board of Directors fixed the number of directors at 13, effective at the time of the 2006 Annual Meeting. Thirteen directors are to be elected at the meeting. Each of the nominees for election as director is currently a director.

Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted for the election of the 13 nominees listed below as directors. We have no reason to believe that any nominee will be unavailable for election at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting. Information relating to each nominee for election as director, including his or her period of service as a director of State Street, principal occupation, and other biographical material is described below.

TENLEY E. ALBRIGHT, M.D.	Director since 1993

Physician and surgeon. Dr. Albright, age 70, is Chairman of Western Resources, Inc., a real estate holding company. Dr. Albright’s concentration in medicine and health services stems from her specialty of general surgery over 23 years. She is a faculty member and lecturer at Harvard Medical School and an honorary member of New England Baptist Hospital. Dr. Albright is consultant to and formerly chairman of the Board of Regents of the National Library of Medicine at the National Institutes of Health. She is a director of West Pharmaceutical Services, Inc. and the Whitehead Institute for Biomedical Research, and a member of the corporation of Woods Hole Oceanographic Institution. Dr. Albright graduated from Harvard Medical School after attending Radcliffe College, and has received eight honorary degrees.

KENNETT F. BURNES	Director since 2003

Chairman, President and Chief Executive Officer of Cabot Corporation, a global specialty chemicals company. He has been Chief Executive Officer of Cabot Corporation since 2001 and President since 1995. Prior to joining Cabot Corporation in 1987, Mr. Burnes, age 63, was a partner at the Boston-based law firm of Choate, Hall & Stewart, where he specialized in corporate and business law for nearly 20 years. He is a director of Cabot Corporation and J. K. Adams Co., Inc., a member of the Dana Farber Cancer Institute’s Board of Trustees and a board member of New England Conservatory. Mr. Burnes is also Chairman of the Board of Trustees of the Schepens Eye Research Institute. Mr. Burnes holds both an LL.B. and B.A. degree from Harvard University.

NADER F. DAREHSHORI	Director since 1990

Chief Executive Officer and Chairman of Cambium Learning, Inc., an educational publishing company. Mr. Darehshori, age 69, was Chairman, President and Chief Executive Officer of Houghton Mifflin Company, a publishing company, from 1990 to 2000. Mr. Darehshori is a director of Aviva USA Corporation. He is a trustee of Wellesley College and the Dana-Farber Cancer Institute, and a director of the Tanenbaum Center for Interreligious Understanding. He is on the EdNET Advisory Board and the Massachusetts Business Roundtable Board. Mr. Darehshori received a B.A. degree from the University of Wisconsin.

ARTHUR L. GOLDSTEIN	Director since 1995

Retired Chairman and Chief Executive Officer of Ionics, Incorporated, an international company involved in the purification and treatment of water. He was Chief Executive Officer of Ionics, Incorporated from 1971 to 2003 and was Chairman from 1991 to 2004. Mr. Goldstein, age 70, is a director of Cabot Corporation. He is a member of the National Academy of Engineering. He is a trustee of the California Institute of Technology, the Massachusetts General Physicians’ Organization, Inc., where he serves as chairman of its compensation committee, and a trustee and treasurer of Partners HealthCare System, Inc., where he serves as chairman of its finance committee. Mr. Goldstein received a B.S. degree in chemical engineering from Rensselaer Polytechnic Institute, an M.S. in chemical engineering from the University of Delaware, and an M.B.A. from Harvard Business School.

DAVID P. GRUBER	Director since 1997

Retired Chairman, Chief Executive Officer and Director of Wyman-Gordon Company, a manufacturer of forging, investment casting and composite airframe structures for the commercial aviation, commercial power and defense industries. Mr. Gruber, age 64, joined Wyman-Gordon in 1991 and retired in 1999. He is a Distinguished Life Member of the Materials Information Society (ASM), chairman of the Worcester Polytechnic Institute Mechanical Engineering Advisory Committee, and a member of the boards of directors of Novelos Therapeutics Inc. and Worcester Municipal Research Bureau. He has a B.S. degree from Ohio State University.

LINDA A. HILL	Director since 2000

Wallace Brett Donham Professor of Business Administration at Harvard University. Dr. Hill, age 49, is unit head, Organizational Behavior Unit, and faculty chair, Leadership Initiative. She is a member of the board of directors of Cooper Industries, the boards of trustees of Bryn Mawr College and the Children’s Museum, Boston, and the board of overseers of the Beth Israel Deaconess Medical Center. Dr. Hill received an A.B. degree in psychology from Bryn Mawr College, an M.A. in educational psychology from the University of Chicago, and a Ph.D. in behavioral sciences from the University of Chicago.

CHARLES R. LAMANTIA	Director since 1993

Retired Chairman and Chief Executive Officer of Arthur D. Little, Inc., management and technology consultants. He served as President and Chief Executive Officer of Arthur D. Little, Inc. from 1986 to 1999. He joined Arthur D. Little in 1967 and from 1981 to 1986 was President of Koch Process Systems, a subsidiary of Koch Industries, Inc. Dr. LaMantia, age 66, is a member of the board of directors of NeuroMetrix, Inc. and the advisory board of the Carroll School of Management of Boston College. Dr. LaMantia received B.A., B.S., M.S., and Sc.D. degrees from Columbia University and attended the Advanced Management Program at Harvard Business School. He served on active duty as an officer in the United States Navy.

RONALD E. LOGUE	Director since 2000

Chairman and Chief Executive Officer of State Street since June 30, 2004, president since 2001, chief operating officer since 2000. Mr. Logue, age 60, joined the Company in 1990 as senior vice president and head of investment servicing for U.S. mutual funds. He was elected vice chairman in 1999. As president and chief operating officer, he was responsible for overseeing State Street’s investment servicing, securities finance and investment research and trading activities, as well as information technology. Mr. Logue is a director of The Federal Reserve Bank of Boston and the Metropolitan Boston Housing Partnership. He received his B.S. and M.B.A. degrees from Boston College.

RICHARD P. SERGEL	Director since 1999

President and Chief Executive Officer of the North American Electric Reliability Council (NERC), a self-regulatory organization for the bulk electricity system in North America. Mr. Sergel, age 56, joined NERC in 2005. He is the former Chief Executive Officer of National Grid U.S.A., an electric and gas utility. Mr. Sergel received a B.S. degree from Florida State University, an M.S. from North Carolina State University, and an M.B.A. from the University of Miami. He served in the United States Air Force.

RONALD L. SKATES	Director since 2002

Private investor. Mr. Skates, age 64, joined Data General Corporation, a computer and storage manufacturing company, in 1986 as senior vice president of finance and administration. He also served as chief financial officer for a portion of 1987. He was elected a director and executive vice president and chief operating officer in 1988. He was elected president and chief executive officer in 1989. He remained in those posts until EMC acquired the company in 1999, when he retired. Mr. Skates began his career at Price Waterhouse as a certified public accountant and was an audit partner for 10 years. He is a director of Courier Corporation, Gilbane Corporation (privately held) and Raytheon Company. Mr. Skates is a Trustee emeritus of The Massachusetts General Hospital and a trustee of the Massachusetts General Physicians Organization. Mr. Skates holds bachelor and M.B.A. degrees from Harvard University.

GREGORY L. SUMME	Director since 2001

Chairman, Chief Executive Officer and President of PerkinElmer, Inc., a leading global technology company serving the health science and photonics markets. Prior to joining PerkinElmer in 1998, Mr. Summe, age 49, was with AlliedSignal, serving successively as the president of general aviation avionics, aerospace engines, and the automotive products group. Prior to that he was general manager of commercial motors at General Electric and a partner at McKinsey & Co. Mr. Summe holds B.S. and M.S. degrees in electrical engineering from the University of Kentucky and the University of Cincinnati, and an M.B.A. from the Wharton School of the University of Pennsylvania.

DIANA CHAPMAN WALSH	Director since 1997

President of Wellesley College. Prior to becoming President of Wellesley College in 1993, Dr. Walsh, age 61, was Professor and Chairman, Department of Health and Social Behavior, at the Harvard School of Public Health. She is a trustee of Amherst College. Dr. Walsh received a B.A. degree from Wellesley College, M.S. and Ph.D. degrees from Boston University, and honorary doctoral degrees from Boston University, the American College of Greece, the University of Massachusetts and Northeastern University.

ROBERT E. WEISSMAN	Director since 1989

Chairman, Shelburne Investments, a private investment company that works with emerging companies in the United States and Europe. Mr. Weissman, age 65, was Chairman and Chief Executive Officer of IMS Health Incorporated, a provider of information to the pharmaceutical and healthcare industries, from 1997 to 2000 and prior to that was Chairman and Chief Executive Officer of Cognizant Corporation. He is a director of Pitney Bowes, Inc. and Cognizant Technology Solutions Corporation, and a member of the advisory board of Affinnova, Inc. He is Vice Chairman of the board of trustees of Babson College. Mr. Weissman received a degree in Business Administration and an honorary Doctor of Laws degree from Babson College.

BENEFICIAL OWNERSHIP OF SHARES

As of February 1, 2006, there were 335,255,161 shares of common stock of the Company outstanding. Except as set forth below, we know of no person who may be deemed to own beneficially more than 5% of the outstanding common stock. The share totals for the persons listed below were taken from the Schedule 13G filings referred to below and are as of December 31, 2005. The percent of class is based upon the shares outstanding as of February 1, 2006.

Title of Class	Name and Address of Beneficial Owner	Amount Beneficially Owned		Percent of Class
Common Stock	Wellington Management Company, LLP 75 State Street Boston, MA 02109	25,134,974	(1)	7.5%

	T. Rowe Price Associates, Inc. 100 East Pratt St Baltimore, MD 21202	20,310,123	(2)	6.1%

	FMR Corp. and related persons 82 Devonshire Street Boston, MA 02109	19,829,419	(3)	5.9%

(1)	This information is based solely on a Schedule 13G/A filed with the SEC on February 14, 2006 by Wellington Management Company, LLP (“Wellington”), in its capacity as a registered investment adviser. Wellington reported that it had the sole power to dispose or direct the disposition of 25,134,974 shares and sole power to vote or direct the voting of 15,295,763 shares. Wellington reported that its clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, the common stock but that no client was known by it to own more than 5% of the total outstanding common stock.

(2)	This information is based solely on a Schedule 13G filed with the SEC on February 14, 2006 by T. Rowe Price Associates, Inc. (“Price Associates”), in its capacity as a registered investment adviser, in which it reported that it had sole voting power over 6,111,094 shares and sole dispositive power over 20,310,123 shares. Price Associates reported that not more than 5% of the outstanding common stock was owned by any one of its clients.

(3)

This information is based solely on a Schedule 13G jointly filed with the SEC on February 14, 2006 by FMR Corp. (“FMR”), Mr. Edward C. Johnson 3d, Chairman of FMR, and Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR and a registered investment adviser. FMR and Mr. Johnson reported that through their control of Fidelity they were the beneficial owners of 19,829,419 shares of the common stock of the Company and had sole power to dispose or direct the disposition of those shares. Of those shares, FMR and Mr. Johnson had no power to vote or to direct the voting of 18,617,798 shares held by funds managed by Fidelity, the voting of which resides with the boards of trustees of the funds. FMR had sole power to vote or to direct the voting of 1,711,721 shares. Included within the beneficial ownership totals for FMR and Mr. Johnson are 1,032,952 shares beneficially owned by Fidelity Management Trust Company (“FMTC”), a wholly-owned subsidiary of FMR, as to which FMR and Mr. Johnson had the sole power to vote or to direct the voting of 955,152 shares, and no power to vote or to direct the voting of 77,800 shares owned by institutional accounts. Strategic Advisers, Inc, a wholly-owned subsidiary of FMR, was the beneficial owner of 102,969 shares, which shares were included in FMR’s beneficial ownership totals. Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, an entity in which Mr. Johnson and members of his family own 38% of the voting power, was the beneficial owner of 75,700 shares. FMR reported that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock of the Company, but that no one person’s interest in the common stock was more than 5% of the total outstanding common stock. Mr. Johnson and members of his family may be deemed to form a controlling group with respect to FMR.

Management

The table below sets forth the number of shares of common stock of State Street beneficially owned (as determined under the rules of the Securities and Exchange Commission) as of the close of business on February 1, 2006 by each director, the chairman and chief executive officer, the four other most highly compensated executive officers in office at the end of 2005, one additional individual who was no longer serving as an executive officer at the end of 2005 (the “Named Executive Officers”), and the group consisting of current directors and executive officers, based on information furnished by representatives of each person. Neither the persons listed below individually, nor the current executive officers and directors as a group, owned beneficially as much as 1% of the outstanding shares of common stock.

Name	Amount and Nature of Beneficial Ownership (1)
Tenley E. Albright, M.D.	60,991	(2)(3)
Joseph C. Antonellis	245,733	(4)
Kennett F. Burnes	10,897	(3)
Truman S. Casner	53,404	(3)(5)
Nader F. Darehshori	29,978	(3)
Arthur L. Goldstein	28,234	(3)
David P. Gruber	26,673	(3)
Linda A. Hill	15,597	(3)
Joseph L. Hooley	338,876	(4)(6)
William W. Hunt	77,190	(4)
Charles R. LaMantia	18,808	(3)(7)
Peter G. Leahy	58,587	(8)
Ronald E. Logue	1,074,056	(4)
Edward J. Resch	124,004	(4)
Richard P. Sergel	18,802	(3)
Ronald L. Skates	14,364	(3)
Gregory L. Summe	14,959	(3)
Diana Chapman Walsh	23,189	(3)(9)
Robert E. Weissman	51,196	(3)

All current directors and executive officers, as a group (26 persons)	3,029,715	(3)(4)(10)

(1)	Information in this table includes shares of common stock which have not been issued but which are subject to options that either are currently exercisable or will become exercisable within 60 days of February 1, 2006, and deferred shares that will vest within 60 days of February 1, 2006.

(2)	Includes 13,417 shares held in trust for a family member pursuant to a trust of which Dr. Albright is a co-trustee and 8,550 shares owned by a family member, with respect to all of which shares she disclaims beneficial ownership.

(3)	Includes for all non-employee directors the right to receive the following shares upon retirement: Dr. Albright, 15,904; Mr. Burnes, 5,267; Mr. Casner, 17,174; Mr. Darehshori, 17,174; Mr. Goldstein, 14,794; Mr. Gruber, 14,904; Dr. Hill, 10,996; Dr. LaMantia, 3,180; Mr. Sergel, 18,020; Mr. Skates, 8,116; Mr. Summe, 14,144; Dr. Walsh, 13,014; and Mr. Weissman, 25,390. Does not include 12,724 shares that Dr. LaMantia is entitled to receive in four annual installments beginning one year after he retires from the Board.

(4)	Includes shares that the executive officer has the right to acquire either through the exercise of stock options or the vesting of deferred shares, as follows: Mr. Antonellis, 223,419; Mr. Hooley, 330,105; Mr. Hunt, 77,190; Mr. Logue, 1,018,107; Mr. Resch, 110,004; and the group, 2,380,213.

(5)	Includes 8,000 shares as to which Mr. Casner has sole investment power and shared voting power.

(6)	Includes 6,800 shares as to which Mr. Hooley has shared voting power and investment power.

(7)	Includes 4,000 shares as to which Dr. LaMantia has shared voting power and investment power.

(8)	Includes 40,457 shares that Mr. Leahy has the right to acquire either through the exercise of stock options or the vesting of deferred shares. Mr. Leahy was no longer serving as an executive officer at the end of 2005.

(9)	Includes 2,890 shares held in a revocable trust of which Dr. Walsh is settlor and a co-trustee.

(10)	Includes 1,000 shares owned by a family member of one current executive officer not individually named.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee of the Board of Directors (the “Committee”) furnishes the following report on Executive Compensation.

Policy

State Street combines information technology with financial expertise to provide sophisticated investors with an integrated range of products and services spanning the investment cycle. Our goal is to be the leading company serving institutional investors worldwide. The executive compensation program, by providing competitive pay and aligning executive compensation with our business strategy, is designed to attract and retain superior executives, to focus these individuals on achieving State Street’s objectives, and to reward executives for meeting specific short-term and long-term performance targets. The executive compensation program places emphasis on challenging performance goals, business growth, and growth in earnings per share. By including stock-based compensation plans as a major part of the compensation strategy, we closely link the goals of shareholders and executives. Thirteen executive officers participated in the executive compensation program in 2005. The Chairman and Chief Executive Officer and eight Executive Vice Presidents in the Operating Group participate in the Senior Executive Annual Incentive Plan and the Executive Long Term Incentive Program. The remaining executive officers participate in their respective business units’ Annual Incentive Plan as well as the Executive Long Term Incentive Program.

The principles of the executive compensation strategy are applied throughout State Street. Because executives have the greatest opportunity to influence long-term performance, a greater proportion of their compensation is linked to the achievement of long-term strategic and financial goals. Other individuals who manage business units or have senior corporate functional or staff responsibilities have a significant opportunity to influence State Street’s results. For these individuals, a sizable portion of their compensation is related to the achievement of financial goals of both the respective business unit and State Street as a whole. In addition to executives, officers and managers who are expected to make significant contributions participate in the equity incentive programs, and all employees participate in a variety of annual incentive plans.

The Committee is composed entirely of independent, non-employee directors, each of whom also qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. The Committee is responsible for setting and administering policies that relate to executive compensation, equity incentive programs, and other incentive programs. The Committee, on an annual basis, reviews and evaluates the executive compensation program.

The Committee met 5 times in 2005 and provided reports to the Board of Directors about its activities at each of these meetings. In conjunction with its annual review and evaluation of the executive compensation program, the Committee engaged its own independent compensation consultant. The consultant worked for the Committee in reviewing the executive compensation program, in reviewing a reference group of thirteen public companies against which State Street’s executive compensation and financial performance were compared, and in considering modifications to existing plans. This reference group includes large U.S. bank holding companies and U.S.-based financial services companies. In 2005, four financial services companies were added to the group and three were removed. The Committee, with assistance from its independent consultant, determined that this group of companies was appropriate to be used as a reference group against which to compare compensation practices and competitive levels of compensation.

The Committee believes that State Street’s most direct competitors for executives are not necessarily the same companies that would be included in a peer group established to compare shareholder returns. Therefore, the reference companies used for comparative compensation purposes contain some overlap with, but are not identical to, the companies in the S&P Financial Index used for performance comparison under “Shareholder Return Performance Presentation” in this proxy statement.

The elements of the executive compensation program currently consist of base salary, annual bonus, performance awards, stock options, stock appreciation rights, deferred stock awards and restricted stock awards. These are integrated components where salary and bonus reflect one-year results, performance awards reflect two-year results, and stock options, stock appreciation rights, deferred stock awards and restricted stock awards reflect long-term stock price appreciation. Each fall the Committee reviews with its outside consultant competitive compensation data from the reference group as well as other market data. The review includes the reference group’s base salary levels, annual incentive payments, the value of long-term incentive compensation and the pay mix of cash and equity. Based on this information, the Committee’s objective is to target the executives’ total compensation level at market median, reflecting components of base salary, annual bonus and long-term incentive awards. As a result of its 2005 review, the Committee has determined that the fundamental elements of the current compensation plans are appropriate for a program that is intended to support State Street’s business strategy, provide competitive compensation, and create value for shareholders. The Committee’s policies with respect to each of these elements, including the basis for the compensation reported for 2005 to Mr. Logue, are discussed below.

Base Salaries

Base salaries for executives are determined by subjectively evaluating the responsibilities of the position, the strategic value of the position to State Street, and the experience and performance of the individual as well as market data from the reference group of companies. No specific formula is used to set base salaries. The Committee has determined, however, that to be competitive it is appropriate for State Street’s executive salary levels to be near the median of the reference group. Annual adjustments, if any, to base salary levels are determined by reviewing market compensation data and subjectively considering the overall scope of each position and its strategic importance, the performance of State Street, an evaluation of the individual’s performance, and the length of time since the individual’s last salary adjustment.

With respect to the base salary granted to Mr. Logue for 2006, the Committee reviewed all of the factors noted above, including data supplied by the compensation consultant on market levels of pay for the chief executive officer at companies in the reference group. No particular weight was applied to any single factor in making the Committee’s determination. As compared to salaries paid to the chief executive officer position in the reference group, Mr. Logue’s salary was at median and therefore no salary increase was recommended for 2006. The Committee also reviewed the base salary levels of the other members of the executive group.

Annual Bonuses

Nine executives are eligible for annual bonuses under the provisions of the Senior Executive Annual Incentive Plan (the “Plan”), which has been approved by shareholders. These bonuses are structured to be eligible as performance-based compensation, and therefore deductible, for purposes of Section 162(m) under the Internal Revenue Code. The Committee assigned to each participant a maximum bonus funding award opportunity. The actual level of bonus opportunity assigned to each participant was determined by reviewing competitive compensation data supplied by the compensation consultant, the level of responsibility of each participant, and the strategic importance of the participant’s position. The actual level of bonus earned is based upon achievement of specific predetermined performance targets established by the Committee.

In establishing performance targets for the Plan, the Committee considered earnings growth along with State Street’s long-term financial goals, the specific financial goals for the year, and the business environment in which State Street is operating. The Committee then established the measures to be used (based on the measures available under the Plan) and the specific performance targets at which various levels of bonus will be earned. For the 2005 plan year, the Committee assigned to each executive a bonus funding formula based on a percentage of corporate operating Net Income Before Taxes and Incentive Compensation (NIBTIC). The Plan has a maximum funding level for each executive and a threshold below which no incentive bonus will be funded.

At its meeting in March 2006, the Committee certified that a NIBTIC level of $1.75 billion had been achieved for the Plan and approved a total bonus payment for 2005 of $2,999,600 for Mr. Logue. Eight other members of the Operating Group received bonuses from the Plan.

Pursuant to the provisions of the Plan, one-third of the bonus award to Mr. Logue and the other plan participants was paid in the form of deferred stock awards, each scheduled to vest (based on continued employment) in two equal annual installments beginning March 31, 2007. Other manager-level employees throughout the company also received their bonuses under the same terms.

The Committee determined that 2005 was a year of superior financial performance not only in terms of revenue and net income growth, but also in growth in market capitalization and stock price appreciation. The Committee, as well as the Board, also reviewed Mr. Logue’s performance not only on quantitative measures but also on the quality of his leadership. The Committee focused particular attention on the relationship of Mr. Logue’s total compensation, as well as the components thereof, to market data reflective of the reference group of companies.

As a result, the Committee approved a supplemental award of $2,000,400 to Mr. Logue payable in a combination of cash and shares of deferred stock to vest (based on continued employment) in two equal annual installments beginning March 31, 2007. This award is intended to reward Mr. Logue for his accomplishments, to incent future performance, to create alignment with shareholder interests, to enhance retention and to reflect market compensation levels. The supplemental award will not qualify for the performance-based compensation exception to the federal income tax deduction limit of Section 162(m) of the Internal Revenue Code and, accordingly, may be nondeductible for income tax purposes in whole or in part.

For similar reasons as stated above, the Committee also approved supplemental awards to seven other members of the Operating Group. One other executive received a bonus from a business unit incentive plan in addition to the Senior Executive Annual Incentive Plan. These supplemental awards, paid in a combination of cash and deferred stock to vest (based on continued employment) in two equal annual installments beginning March 31, 2007, will not qualify for the performance-based compensation exception to the federal income tax deduction limit of Section 162(m) of the Internal Revenue Code and, accordingly, may be nondeductible for income tax purposes in whole or in part.

Long Term Incentive Compensation

Long term incentive compensation is provided to executives in a combination of performance awards, stock options, stock appreciation rights, restricted and deferred stock awards under the terms approved in the 1997 Equity Incentive Plan.

Performance Awards. Performance awards granted prior to 2006 represent a contingent right to a cash payment, based upon the price of State Street’s stock, in the event State Street meets specified performance goals over a two-year time period following the grant. Performance awards are granted to executives every year. Performance award payments, if any, are made after the completion of the two-year performance cycle associated with each grant. For performance awards granted in March 2006, the Committee decided to make performance award payments in the form of shares of State Street common stock instead of cash.

In March 2006, following Committee certification of results, payments were made pursuant to performance awards granted in December 2003 for the 2004-2005 performance period. Based on cumulative earnings per share results of $4.85 and average return on equity of 13.45% achieved during the period, the Committee certified an achievement level of 55.03% and approved a cash payment of $2,198,495 to Mr. Logue. Cash payments were also approved for the other eligible executives.

In March 2006, the Committee granted performance awards totaling 85,157 units under the 1997 Equity Incentive Plan to Mr. Logue. The Committee also granted units to the other members of the executive group. All of these grants have a two-year performance period covering the years 2006 and 2007. The Committee established performance targets for the 2006-2007 performance period for these grants, tied to a combination of financial measures, based upon return on equity and earnings per share.

After the end of the two-year performance period ending December 31, 2007, and subject to review and certification of performance results by the Committee, a stock award will be made equal to one share for each performance awards unit earned. In this way, the value of the performance awards relates directly to both corporate financial performance in determining how many awards are earned and stock price appreciation in determining the value of each unit earned.

Two executives were also awarded performance shares under the SSgA Performance Equity Plan. These awards have a three-year performance period and payments will be made in shares based on achievement of compounded annual growth rate of net income before taxes for the business unit over the three-year period.

Stock Options. Stock options are granted to executives annually, although the Committee has the authority to grant options at any time and has in the past made additional grants in conjunction with the assumption of new responsibilities by members of the executive group. The Committee selects the executives to receive options and sets the size of option awards based upon subjective factors, including: the perceived importance of the executive’s contribution to the success of State Street, similar to the subjective factors considered in setting base salary; a target level of long-term incentive opportunity with respect to the reference group, based upon data supplied by the compensation consultant; and the amount and annual value of the two-year performance awards that were granted to the respective executive in that year or in the prior year. The exercise price of options is equal to the market price of the shares at the time of the grant. The options have a ten-year life and become exercisable in four equal annual installments starting at the first anniversary of the grant date. Because stock options are granted at market price, the value of the stock options is dependent upon an increase in the price of State Street stock. The Committee views stock option grants as a part of the executive’s annual total compensation package. The amount of stock options outstanding at the time of a new grant or granted in prior years does not serve to increase or decrease the size of the new grant. The Committee granted stock options to Mr. Logue in March 2005 as part of his total compensation.

Stock Appreciation Rights (SARs). In March 2006, the Committee decided that it would begin using SARs settled in stock, as opposed to stock options, for executives in the Operating Group. Using SARs settled in stock will reduce the amount of shares issued from the approved equity plan as compared to stock options and will reduce shareholder dilution. The Committee selects the executives to receive SARs and sets the size of awards based on Black-Scholes valuation and relying upon a number of factors, including: the perceived importance of the executive’s contribution to the success of State Street, similar to the subjective factors considered in setting base salary; the target level of long-term incentive opportunity with respect to the reference group, other market data supplied by the compensation consultant; and the amount and annual value of the two-year performance awards that were granted to the respective executive in that year. The exercise price of SARs is equal to the market price of the shares at the time of the grant. The SARs rights have a maximum ten-year life and generally become exercisable in four equal annual installments starting at the first anniversary of the grant date. Because SARs are granted at market price, the value of the grant is dependent upon an increase in the price of State Street stock. The Committee views SARs grants as a part of the executive’s annual total compensation package. The amount of rights outstanding at the time of a new grant or granted in prior years does not serve to increase or decrease the size of the new grant.

At its meeting in March 2006 the Committee granted Mr. Logue 287,690 SARs, based upon a review of all of the factors noted above. The other members of the Operating Group were also granted SARs.

Deferred and Restricted Stock. Deferred and restricted stock awards are used to recruit, motivate, and retain high-potential individuals. Typically, deferred and restricted stock awards are made to individuals who are not members of the Operating Group. However, the Committee may grant deferred and restricted stock to members of the executive group as part of a recruitment package or based upon subjective factors to reward what is considered to be exceptional performance or for retention purposes. In 2005, one-third of the 2004 annual incentive plan bonuses were paid in the form of deferred stock awards that vest in two equal annual installments. Aside from those awards, 2 members of the executive group other than Mr. Logue received restricted or deferred stock under the 1997 Equity Incentive Plan in 2005.

Total Annual and Cumulative Compensation Review

The Committee in March 2006 also reviewed historical total compensation levels for the Operating Group for the previous five years encompassing base salary history, bonus awards, stock option grants based on economic value awarded and cumulative intrinsic value based on current stock price, cumulative value of restricted or deferred stock awards and payouts from performance awards during this period. In addition, accrued retirement benefits from the qualified and supplemental executive plans and 401(k) plan and deferred compensation plan balances were reviewed.

Tax Law

Section 162(m) of the Internal Revenue Code generally precludes State Street from taking federal income tax deductions for compensation in excess of $1,000,000 per year for the chief executive officer or any of its four other highest paid executive officers, if those individuals are employed as officers on the last day of the tax year. Generally, however, performance-based compensation that satisfies the requirements of Section 162(m) is not subject to the deduction limit. The Committee reviewed all elements of the executive compensation program against the standards for qualifying for the tax deduction. Stock options, stock appreciation rights and performance awards under the 1997 Equity Incentive Plan and awards under the Senior Executive Annual Incentive Plan have been designed to qualify as performance-based compensation, with the intended result that the deduction of compensation under these plans, including compensation from the exercise of options or from performance awards, would not be affected by the Section 162(m) deduction limits.

Deferred and restricted stock awards are not intended to qualify for exemption from the Section 162(m) limits.

In administering the executive compensation program, the Committee will continue to consider whether the deductibility of compensation may be limited under Section 162(m) and, in appropriate cases, may structure such compensation so as to minimize or avoid the effect of those limitations.

Conclusion

Through the program described above, executive compensation is linked directly to State Street’s performance, growth in shareholder value, and each executive’s contribution to those results. As State Street’s business changes, particularly in light of our global expansion, and with the increasingly competitive and complex business and regulatory environment, the continuing assessment of the compensation structure and goals is required to assure that compensation incentives remain competitive, consistent with shareholder interest, and closely tied to continuing growth in shareholder value.

Submitted by,

Robert E. Weissman, Chair

Nader F. Darehshori

Linda A. Hill

Richard P. Sergel

REPORT OF THE EXAMINING AND AUDIT COMMITTEE

The Examining and Audit Committee (the “Committee”) furnishes the following report:

On behalf of State Street’s Board of Directors, the Committee oversees the operation of a comprehensive system of internal controls designed to ensure the integrity of State Street’s financial statements and reports, compliance with laws, regulations and corporate policies, and the independent auditor’s qualifications, performance, and independence.

Consistent with this oversight responsibility, the Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2005 and their assessment of internal control over financial reporting as of December 31, 2005. Ernst & Young LLP, State Street’s independent registered public accountants, issued their unqualified report on State Street’s financial statements and the design and operating effectiveness of State Street’s internal control over financial reporting.

The Committee has also discussed with Ernst & Young LLP the matters required to be discussed in accordance with Statement on Auditing Standards No. 61, Communication with Audit Committees. The Committee has also received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has conducted a discussion with Ernst & Young LLP relative to its independence. The Committee has considered whether Ernst & Young LLP’s provision of non-audit services is compatible with its independence.

Based on these reviews and discussions, the Committee recommended to the Board of Directors that State Street’s audited financial statements for the year ended December 31, 2005 be included in State Street’s Annual Report on Form 10-K for the fiscal year then ended.

Submitted by,

Charles R. LaMantia, Chair

Tenley E. Albright, M.D.

David P. Gruber

Ronald L. Skates

EXECUTIVE COMPENSATION

The table below shows information concerning the annual and long-term compensation paid by State Street and its subsidiaries, including the Bank, to the Named Executive Officers for the years shown.

Summary Compensation Table

					Long-Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compen- sation ($)(2)(3)	Restricted/ Deferred Stock Awards ($)(1) (4)	Securities Underlying Options (# shares)	Long- Term Incentive Payouts ($)	All Other Compen- sation ($)(5)
Ronald E. Logue Chairman and Chief Executive Officer	2005 2004 2003	1,000,000 919,846 826,154	3,333,333 2,800,000 650,000		1,666,667 0 0	292,000 0 205,500	2,198,495 2,244,369 0	30,000 27,595 25,345

William W. Hunt (6) Executive Vice President	2005	707,846	2,900,000		1,450,000	37,000	396,863	6,300

Joseph L. Hooley (6) Executive Vice President	2005	601,370	1,333,333		666,667	64,900	658,289	18,041

Joseph C. Antonellis (6) Executive Vice President	2005	558,654	1,000,000		500,000	64,900	526,001	16,760

Edward J. Resch (7) Executive Vice President	2005 2004 2003	551,935 522,708 512,247	1,000,000 600,000 300,000	21,173	500,000 0 0	97,300 0 64,700	692,935 449,379 0	16,558 10,743 9,427

Peter G. Leahy (8) Executive Vice President	2005 2004	600,000 600,000	1,466,667 1,800,000		733,333 148,259	32,400 7,153	0 0	18,000 18,000

(1)	A portion of the bonuses awarded for 2004 and 2005 were paid in the form of deferred stock awards that vest (based upon continued employment) in two equal annual installments starting on March 31 following the first anniversary of the award date. For 2005, these deferred stock awards are reflected in the “Restricted/Deferred Stock Awards” column and not in the “Bonus” column. For 2004, the dollar value of the deferred stock portion of the bonus amount is reflected in the “Bonus” column.

(2)	State Street maintains a tax equalization policy applicable to all employees working on temporary international assignments in jurisdictions other than their home country. Under this policy, State Street reduces the employee’s compensation by an amount that would be withheld for taxes in the employee’s home country and pays the tax in the foreign jurisdiction on the employee’s behalf. In subsequent years, if the employee receives foreign tax credits as a result of State Street’s payments, the employee would make payments to State Street under the policy. During 2005, Mr. Hunt made net payments to State Street of $116,458 pursuant to this policy.

(3)	In accordance with SEC rules, disclosure of perquisites is omitted for any Named Executive Officer where the total perquisites and other personal benefits per year does not exceed the lesser of $50,000 or 10% of the officer’s combined salary and bonus. Perquisites provided in 2005 to Mr. Logue consisted of the use of a company car and driver/security specialist for commuting and personal use (allocated by mileage), and a residential security monitoring service. All Named Executive Officers other than Mr. Logue and Mr. Resch received parking passes at the Company’s headquarters, and all Named Executive Officers were entitled to an executive health screening through a hospital. In addition, Mr. Hunt received tax preparation services as part of the tax equalization policy described above. The allocated incremental cost to State Street for these perquisites for any Named Executive Officer was less than $50,000.

(4)	Dividends are paid on restricted stock awards but not on deferred stock awards. Based on the closing price of State Street’s common stock on December 30, 2005, the aggregate number and value of all restricted and deferred stock holdings on such date were 47,632 shares and $2,640,718 for Mr. Logue; 1,848 shares and $102,453 for Mr. Hunt; 4,295 shares and $238,115 for Mr. Hooley; 3,991 shares and $221,261 for Mr. Antonellis; 4,561 shares and $252,862 for Mr. Resch; and 19,857 shares and $1,100,872 for Mr. Leahy.

(5)	For 2005, reflects State Street’s contributions to the Salary Savings Program of $6,300 for each Named Executive Officer, and company credits to the State Street Corporation 401(k) Restoration and Voluntary Deferral Plan as follows: Mr. Logue, $23,700; Mr. Hooley, $11,741; Mr. Antonellis, $10,460; Mr. Resch, $10,258; and Mr. Leahy, $11,700.

(6)	Messrs. Hunt, Hooley and Antonellis became executive officers during 2005.

(7)	Mr. Resch’s effective date of employment was October 14, 2002. Enumerated Other Annual Compensation in 2003 was for Mr. Resch’s moving expenses.

(8)	Mr. Leahy’s bonus is payable from the State Street Global Advisors Annual Incentive Plan. Mr. Leahy became an executive officer during 2004 and was not serving in that capacity at the end of 2005.

The following three tables provide information about option grants to and option exercises by the Named Executive Officers in 2005, the value of the options held by them as of December 31, 2005 and long-term incentive awards to the Named Executive Officers.

Option Grants in Last Fiscal Year (1)

Individual Grants
Name	Number of Securities Underlying Options Granted (#) (3)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Value (2)
					($)
Ronald E. Logue	292,000	22.6%	44.53	3/1/2015	4,187,280
William W. Hunt	37,000	2.9%	44.53	3/1/2015	530,580
Joseph L. Hooley	64,900	5.0%	44.53	3/1/2015	930,666
Joseph C. Antonellis	64,900	5.0%	44.53	3/1/2015	930,666
Edward J. Resch	97,300	7.5%	44.53	3/1/2015	1,395,282
Peter G. Leahy	32,400	2.5%	44.53	3/1/2015	464,616

(1)	No stock appreciation rights were granted.

(2)	The present value at the grant date of these options is calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of 7.75 years; a risk-free interest rate of 4.20% – representing the interest rate on a U.S. Government zero-coupon bond on the date of grant with a maturity corresponding to the estimated time until exercise; a volatility rate of 28.8%; and a dividend yield of 1.86% – representing the then-current $0.72 per share dividend divided by the fair market value of the common stock on the date of grant. The approach used in developing the assumptions upon which the Black-Scholes valuation was calculated is consistent with the requirements of SFAS No. 123.

(3)	Options are scheduled to become exercisable in 25% installments annually commencing March 2, 2006, but become exercisable in full upon a change in control of the Company.

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

Name	Number of Securities Underlying Options Exercised (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2005 (#)		Value of Unexercised In-the-Money Options at December 31, 2005 ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ronald E. Logue	—	—	940,166	512,334	9,768,588	5,247,874
William W. Hunt	—	—	92,302	98,667	898,911	853,622
Joseph L. Hooley	—	—	311,733	137,067	2,569,427	1,412,608
Joseph C. Antonellis	—	—	205,199	117,767	1,684,885	1,197,500
Edward J. Resch	—	—	83,399	157,101	891,800	1,558,059
Peter G. Leahy	—	—	19,108	59,105	302,140	574,288

(1)	Represents the difference between the closing price of the stock on the date of exercise and the exercise price of the stock options.

(2)	Represents the difference between the closing price of the stock on December 30, 2005 ($55.44) and the exercise price of the stock options.

Long-Term Incentive Plan Awards in Last Fiscal Year (1)

Name	Number of Shares, Units Or Other Rights (#)		Performance or Other Period Until Maturation Or Payout	Estimated Future Payout
				Threshold (#)	Target (#)
Ronald E. Logue	131,400		2005 – 2006	0	131,400
William W. Hunt	18,000 44,405	(2)	2005 – 2006 2005 – 2007	0 0	18,000 44,405
Joseph L. Hooley	31,100		2005 – 2006	0	31,100
Joseph C. Antonellis	29,600		2005 – 2006	0	29,600
Edward J. Resch	43,300		2005 – 2006	0	43,300
Peter G. Leahy	8,900 17,762	(2)	2005 – 2006 2005 – 2007	0 0	8,900 17,762

(1)	Except as otherwise noted, these performance awards are earned based on State Street’s performance during the performance period. The performance period is two fiscal years, and the last day of the second fiscal year of the performance period is the maturity date. Performance awards to the extent earned are payable at maturity in cash equal to the average of the high and low price of common stock over the last ten trading days of the performance period.

(2)	These performance awards were granted under the SSgA Performance Award Plan portion of the 1997 Equity Incentive Plan. The awards are earned based upon SSgA’s average Net Income Before Taxes growth over the performance period. The performance period is three years, and the last day of the third-year of the performance period is the maturity date. Awards are payable, to the extent earned, in shares of State Street common stock equal to the number of target shares multiplied by the performance factor achieved.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

The graph presented below compares the cumulative total shareholder return on State Street’s common stock to the cumulative total return of the S&P 500 Index and the S&P Financial Index for the five fiscal years, which commenced January 1, 2001 and ended December 31, 2005. The cumulative total shareholder return assumes the investment of $100 in State Street’s common stock and in each index on December 31, 2000 and assumes reinvestment of dividends. The S&P Financial Index is a publicly available measure of 84 of the Standard & Poor’s 500 companies, representing 28 banking companies, 24 insurance companies, 23 diversified financial services companies, and 9 real estate companies.

RETIREMENT BENEFITS

State Street maintains a defined benefit plan (the “Retirement Plan”) that since January 1, 1990 has determined benefits using a cash balance formula. Under this formula, a notional account is established that is increased annually by both interest credits and pay credits. Interest credits are made at a specified rate and pay credits equal a percentage of the participant’s pay for the calendar year. The pay credit percentages are 4.0% for the first year of participation increasing to 11.25% for the thirtieth year and zero thereafter. Eligible pay includes a participant’s salary, overtime, bonus and commissions. In general, until August 31, 2003, the Retirement Plan provided that eligible participants who have been continuously employed since December 31, 1989 and who retire after reaching age 55 will receive the greater of their cash balance account or the benefit derived from a “grandfathered” formula. For a participant with 30 years of service, the grandfathered formula is equal to a benefit of 50% of final average pay minus 50% of the estimated Social Security benefit. For periods of service of less than 30 years, the benefit is reduced pro rata.

Effective August 31, 2003, the Retirement Plan was amended to freeze the grandfathered formula. The effect of the amendment was to cease future accruals under this formula with respect to participants’ eligible average pay earned and benefit service completed after August 31, 2003. Years of service completed after that date will continue to be counted, however, for purposes of determining early retirement reduction factors. The cash balance formula was not affected by the freezing of the grandfathered formula.

Employees are enrolled in the Retirement Plan following the completion of one year of service and attainment of age 21. The normal retirement age is 65, although earlier retirement options are available. The Retirement Plan has a five-year vesting provision, and participants who are vested will receive their account balances or equivalent annuities if they leave the employ of State Street or the Bank before retirement.

In order to comply with federal tax rules, the Retirement Plan limits the benefit that a participant may receive and the amount of compensation that may be taken into account for any participant in any year. State Street maintains a supplemental retirement plan, as amended (the “1987 Supplemental Plan”) to supplement the benefits under the Retirement Plan by payment of additional retirement benefits out of general funds of State Street. Each of the Named Executive Officers is included in the 1987 Supplemental Plan.

State Street also maintains a supplemental defined benefit pension plan (the “1995 Supplemental Plan”) to provide certain key employees with retirement benefits and encourage the continued employment of such employees with State Street. Executive officers become eligible to participate in the plan on the January 1 after their appointment to the position of executive vice president or to a superior position. In general, under the 1995 Supplemental Plan benefits (when expressed as a life annuity commencing at age 65) accrue at the annual rate of 2 1/2% of eligible earnings (generally base salary plus bonus), up to a maximum of 50% of eligible earnings. Participants begin to vest in benefits any time at or after age 53, provided that their combined age and years of service equal 60. Benefits vest over a three-year period. Upon retirement at age 65, participants in the plan are entitled to receive a distribution in 3 equal annual installments equal to the actuarial equivalent of their accrued benefit, reduced by other pension benefits from any source (including under other pension plans of State Street or former employers of the participant, but excluding social security). For participants who retire early, the benefit is reduced by a factor of 3% for each year under the age of 65, provided, however, that any participants who on January 1, 2005 had reached age 55 and completed at least 10 years of service are grandfathered into an early retirement factor of 1% after age 60 and 2 1/2% between ages 55 and 60. If a participant becomes disabled or dies before retirement, the plan pays a disability benefit equal to the participant’s accrued benefit reduced for early retirement age and multiplied by a percentage determined by dividing the sum of the participant’s age and service by 85, and a death benefit equal to one-half of the benefit calculated in the same manner. Benefits under the 1995 Supplemental Plan are subject to forfeiture in the event that an unvested participant’s employment with State Street terminates for any reason other than death or disability. In addition, such benefits terminate if the participant engages in certain competitive activities within two years of termination. For certain participants, the 1995 Supplemental Plan also contains special benefits provisions that may apply in lieu of or in addition to the general provisions of the 1995 Supplemental Plan. During 2005, each of the Named Executive Officers participated in the 1995 Supplemental Plan except for Mr. Leahy.

As of December 31, 2005, the credited years of service for each of the following Named Executive Officers were as follows: Mr. Logue, 15; Mr. Hunt, 10; Mr. Hooley, 10; Mr. Antonellis, 14, Mr. Resch, 3; and Mr. Leahy, 13. Current compensation covered by these retirement arrangements as of December 31, 2005 for each of these Named Executive Officers was as follows: Mr. Logue, $2,300,000; Mr. Hunt, $1,376,855; Mr. Hooley, $1,130,032; Mr. Antonellis, $1,050,000; Mr. Resch, $1,125,016; and Mr. Leahy, $1,611,420.

The estimated annual aggregate benefits (which are not subject to a deduction for Social Security), expressed as a single life annuity, payable upon normal retirement to these Named Executive Officers assuming each continues to be employed by State Street until age 65 at his annual base salary and cash incentive compensation at December 31, 2005, are as follows: Mr. Logue, $1,150,000; Mr. Hunt, $434,936; Mr. Hooley, $683,678; Mr. Antonellis, $525,000; Mr. Resch, $419,537; and Mr. Leahy, $552,481.

Termination of Employment and Change of Control Arrangements

State Street has employment agreements with Messrs. Logue, Hunt, Hooley, Antonellis, Resch, and Leahy, which become operative following a change of control of State Street, as defined in the employment agreements. The employment agreements continue in effect while these Named Executive Officers are employed by State Street and remain in effect for a period of two years after a change of control. If the employment of any of these Named Executive Officers were to be terminated involuntarily, other than for cause or by reason of disability, following a change of control, the Named Executive Officer would become entitled to various benefits under the employment agreement, including payment of three times the Named Executive Officer’s base salary and bonus. A termination by the Named Executive Officer for good reason, as defined in the agreement, following a change of control also results in entitlement to these benefits. The agreements also provide that voluntary termination within a thirty-day window period following a specified number of months after a change of control will be treated for these purposes as a termination for good reason. If the Named Executive Officers each had been terminated in a qualifying termination on December 31, 2005 they would have been entitled to receive the following amounts as severance pay: Mr. Logue, $6,900,000; Mr. Hunt, $4,500,000; Mr. Hooley, $3,795,000; Mr. Antonellis, $3,525,000; Mr. Resch, $3,675,000; and Mr. Leahy, $7,200,000. The employment agreements also entitle the Named Executive Officers to additional gross-up payments to make up for taxes that may be imposed under the change-of-control payment excise tax provisions of the Internal Revenue Code. Each of the outstanding agreements pursuant to which stock options and performance awards were granted to Messrs. Logue, Hunt, Hooley, Antonellis, Resch, and Leahy by State Street also contains provisions for acceleration of vesting of stock options and payment of performance awards following a change of control.

State Street has an Executive Compensation Trust (the “Trust”) to provide a source for payments required to be made to participants, including Messrs. Logue, Hunt, Hooley, Antonellis, Resch, and Leahy, under the 1987

Supplemental Plan and, if applicable, the 1995 Supplemental Plan. At December 31, 2005, the Trust had assets in the amount of $39,743,486. The Trust is revocable until a change of control occurs, at which time it becomes irrevocable.

A change of control is defined in the employment agreements and the Trust to include the acquisition of 25% or more of State Street’s then outstanding stock or other change of control as determined by regulatory authorities, a significant change in the composition of the Board of Directors, a merger or consolidation by State Street or the sale of substantially all of State Street’s assets without certain approvals of the Board of Directors.

EQUITY COMPENSATION PLAN INFORMATION

The following table discloses the number of outstanding options, warrants and rights granted by State Street to participants in equity compensation plans, as well as the number of securities remaining available for future issuance under these plans, as of December 31, 2005. The table provides this information separately for equity compensation plans that have and have not been approved by security holders.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
(Share data in thousands)
Plan Category:
Equity compensation plans approved by shareholders	27,650	$44.60	5,175
Equity compensation plans not approved by shareholders	194	$44.54	0

Total	27,844	$44.60	5,175

One compensation plan under which equity securities of State Street are authorized for issuance has been adopted without the approval of shareholders.

In 2001, the Board adopted the State Street Corporation Savings-Related Stock Plan (“SAYE Plan”), for employees in the United Kingdom. Under the SAYE Plan, employee-participants could commit to save a specified amount from after-tax pay for a fixed period (either three or five years). Savings are deducted automatically. At the end of the period chosen, a tax-free bonus is added by State Street to the savings amount (the level of the bonus depends on the length of the fixed period of savings), and participants have the option to receive the savings and bonus amount in cash, or to use the amount to purchase common stock from State Street at an exercise price equal to the market price of the stock as of the date of joining the SAYE Plan less a discount fixed by State Street at the date of joining. For participants joining the SAYE Plan in 2001, the discount was 15%. There was no discount for participants joining in 2002. Options granted under the SAYE Plan are non-transferable. If a participant withdraws from participation before the end of the fixed period, the options to purchase stock are forfeited. If a participant terminates during the period due to retirement, disability, redundancy or sale of the employer from State Street’s group, the options may be exercised within six months of the occurrence, or one year if by reason of death. Under the SAYE Plan, an aggregate of 170,000 shares of common stock was authorized for issuance. The SAYE Plan has been discontinued and no new participations under the SAYE Plan are permitted. At December 31, 2005, a total of 49,000 shares of common stock are eligible to be purchased under outstanding options.

In addition, individual directors who are not our employees have received annual awards of deferred stock for a number of shares based on the amount of their annual retainer, payable after the director leaves the Board or attains a specific age. The number of deferred shares includes, in the case of certain directors, additional deferred share amounts in respect of an accrual under a terminated retirement plan, and for all directors is increased to reflect dividends paid on the common stock. Awards providing for the deferred delivery of an aggregate of 171,000 shares of common stock were outstanding as of December 31, 2005. Also, directors who are not our employees may receive their annual retainer payable at their option either in shares of our common stock or cash, and may further elect to defer either 50% or 100% until after termination of their services as a director. The number of deferred shares is increased to reflect dividends paid on the common stock. As of December 31, 2005, an aggregate of 32,000 shares of common stock have been deferred for delivery in the future under this retainer program; awards made through June 30, 2003, have not been approved by shareholders. Awards of deferred stock made or non-deferred retainer shares paid to individual directors after June 30, 2003, have been or will be made under our 1997 Equity Incentive Plan, approved by shareholders.

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

(Item 2 on your proxy card)

The Examining and Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006. Ernst & Young has acted as the Company’s independent auditors since 1972. The Company has been advised by Ernst & Young that it is a registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”) and complies with the auditing, quality control, and independence standards and rules of the PCAOB and the SEC.

We expect that representatives of Ernst & Young will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

While shareholder ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm is not required, the Board of Directors is submitting the selection of Ernst & Young to the shareholders for ratification to learn the opinion of shareholders on the selection. Unless contrary instructions are given, shares represented by proxies solicited by the Board of Directors will be voted for the ratification of the selection of Ernst & Young as independent registered public accounting firm of the Company for the year ending December 31, 2006. Should the selection of Ernst & Young not be ratified by the shareholders, the Examining and Audit Committee will reconsider the matter. Even in the event the selection of Ernst & Young is ratified, the Examining and Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of the Company and its shareholders.

Relationship with Independent Registered Public Accounting Firm

As stated above, the Examining and Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm for State Street for the year ending December 31, 2006. Ernst & Young acted as independent registered public accountants for State Street for the year ended December 31, 2005.

Fees to State Street and its subsidiaries for professional services rendered by Ernst & Young during 2005 and 2004 were as follows:

Description	2005	2004
	(In Millions)
Audit Fees	$6.8	$6.4
Audit-Related Fees	$0.9	$1.0
Tax Fees	$2.8	$2.8
All Other Fees	$—	$0.4

Services under the caption Audit Fees for 2005 included fees related to the requirement to opine on management’s assessment of the design and operating effectiveness of internal control over financial reporting. Audit-Related Fees consisted principally of employee benefit plan and non-statutory audits, and audits of certain foreign-sponsored mutual funds. Services under the caption Tax Fees consisted principally of expatriate, compliance, and corporate tax services. Services under the caption All Other Fees consisted of a cash management review in 2004. In connection with the advisory or custodial services State Street provides to mutual funds, exchange traded funds, and other collective investment vehicles, State Street from time to time selects, and in limited circumstances employs, outside accountants to perform audit and other services for the investment vehicles. In such cases, State Street typically uses a request-for-proposal process that has resulted in the selection of various outside auditors, including Ernst & Young. Fees paid to Ernst & Young in such circumstances are not included in the totals provided above.

State Street’s Examining and Audit Committee has established pre-approval policies and procedures applicable to all services provided by State Street’s outside auditor to State Street, pursuant to which the Examining and Audit Committee will review for approval each particular service expected to be provided by the outside auditor, and in that connection will be provided with sufficient detailed information so that the Examining and Audit Committee can make well-reasoned assessments of the impact of the services on the independence of the auditor. Pre-approvals include pre-approved cost levels or budgeted amounts (or a range of cost levels or budgeted amounts). Any proposed service that would exceed pre-approved cost levels or budgeted amounts also requires pre-approval. Substantive changes in terms, conditions, and fees resulting from changes in the scope, structure, or other items regarding pre-approved services will also be pre-approved if necessary. The pre-approvals include services in categories of audit services (including consultation to support such audits), audit-related services (items reasonably related to the performance of the audit or review of the financial statements), tax services (tax compliance, tax planning, tax advice), and other services (services permissible under the SEC’s auditor independence rules, typically routine and recurring type services which would not impair the independence of the auditor).

The Board of Directors unanimously recommends that you vote

FOR

this proposal (Item 2 on your proxy card)

APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN

(Item 3 on your proxy card)

On February 16, 2006, the Board of Directors unanimously voted to adopt the 2006 State Street Corporation Equity Incentive Plan (the “Equity Incentive Plan”), effective upon shareholder approval, and to recommend approval of the Equity Incentive Plan by shareholders.

The following is a summary of the material features of the Equity Incentive Plan. It may not contain all of the information important to you. You are urged to read the entire Equity Incentive Plan, a copy of which appears as Appendix B to this proxy statement.

Description of the Equity Incentive plan

The purpose of the Equity Incentive Plan is to advance State Street’s interests by providing for the grant to participants of awards based on State Street’s common stock, all as more fully described below. The Equity

Incentive Plan will become effective on the date of its approval by the shareholders and will terminate on April 18, 2016, except that awards made prior to termination may continue in accordance with their terms.

Administration. A committee of the Board, currently the Executive Compensation Committee, will administer the Equity Incentive Plan. The term “Administrator” is used in this proxy statement to refer to the person (the Executive Compensation Committee or other committee, and their delegates) charged with administering the Equity Incentive Plan. The Administrator has full authority to determine who will receive awards and to determine the types of awards to be granted as well as the amounts, terms, and conditions of any awards. Awards may be in the form of options, stock appreciation rights (“SARs”), restricted or unrestricted stock, stock units or performance awards. The Administrator has the right to determine any questions that may arise regarding the interpretation and application of the provisions of the Equity Incentive Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable. Determinations of the Administrator made under the Equity Incentive Plan are conclusive and bind all parties.

Limits on Shares Deliverable under the Equity Incentive Plan; Limits on Awards. The maximum number of shares of common stock that may be delivered in satisfaction of awards made under the Equity Incentive Plan is 20,000,000 plus the number (not to exceed 8,000,000) of shares subject to awards outstanding under State Street’s 1997 Equity Incentive Plan that are either forfeited (in the case of restricted stock) or never delivered (for example, because an option expires unexercised) on or after the date the new plan takes effect. Shares withheld to pay the exercise price or to satisfy tax withholding requirements, restricted stock that is forfeited, and shares subject to an award that is exercised or satisfied, or that terminates or expires, without the delivery of the shares do not reduce the maximum number of shares available for delivery under the Equity Incentive Plan. The maximum number of shares of common stock for which stock options may be granted to any person in any calendar year and the maximum number of shares of common stock subject to SARs granted to any person in any calendar year is in each case 2,000,000. The maximum number of shares of common stock subject to other awards granted to any person in any calendar year is 2,000,000. In the event of a stock dividend, stock split or other change in our capital structure, the Administrator will make appropriate adjustments to the limits described above and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, any exercise prices relating to awards and any other provisions of awards affected by the change. The Administrator may also make similar adjustments to take into account other distributions to shareholders or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Equity Incentive Plan and to preserve the value of awards.

Eligibility. Participation is limited to those key employees and directors, as well as consultants and advisors, who in the Administrator’s opinion are in a position to make a significant contribution to the success of State Street and its subsidiaries and who are selected by the Administrator to receive an award. The group of persons from which the Administrator may select participants consists of approximately 3,800 individuals.

Stock Options. The Administrator may from time to time award options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of common stock within a specified period of time at a specified price, not less than the fair market value of the common stock at the time of grant. Stock options granted under the Equity Incentive Plan may not be repriced other than in accordance with the applicable stockholder approval requirements of the New York Stock Exchange. Two types of stock options may be granted under the Equity Incentive Plan: incentive stock options, or “ISOs,” which are subject to special tax treatment as described below, and nonstatutory options, or “NSOs.” Eligibility for ISOs is limited to employees of State Street and its subsidiaries.

The expiration date of an ISO cannot be more than ten years after the date of the original grant. In the case of NSOs, the expiration date is determined in the discretion of the Administrator. The Administrator also determines all other terms and conditions related to the exercise of an option, including the time at which options may be exercised and conditions related to the exercise of options.

The closing price of State Street common stock as reported on the New York Stock Exchange on March 1, 2006 was $62.42 per share.

Stock Appreciation Rights. The Administrator may grant SARs under the Equity Incentive Plan. An SAR entitles the holder upon exercise to receive an amount, delivered in the form of shares of common stock, determined by reference to appreciation in the value of a share of common stock. The value from which appreciation is measured in the case of an SAR may not be less than the fair market value of the common stock on the date of grant. No SAR, once granted, may be repriced other than in accordance with the applicable stockholder approval requirements of the New York Stock Exchange.

Stock Awards; Stock Units. The Equity Incentive Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock. Awards of restricted stock and unrestricted stock may be made in exchange for past services or other lawful consideration. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to State Street unless specified conditions are met. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a State Street shareholder, including the right to vote the shares and to receive dividends. Other awards under the Equity Incentive Plan may also be settled with restricted stock. The Equity Incentive Plan also provides for stock units, including restricted stock units, entitling the recipient to receive shares of common stock (or cash measured by the value of the common stock) in the future on such conditions as the Administrator may specify.

Performance Awards. The Administrator may also subject awards otherwise available under the Equity Incentive Plan to the satisfaction of specified performance criteria. The performance criteria used in connection with a particular performance award will be determined by the Administrator. In the case of performance awards intended to qualify for exemption under Section 162(m) of the Internal Revenue Code, the Administrator will use one or more objectively determinable measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenue; assets; expenses; expense control; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; operating leverage; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A performance criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m) of the Internal Revenue Code, the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the performance criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions, changes in accounting principles or interpretations, impairment charges) occurring during the performance period that affect the applicable performance criterion or criteria.

General Provisions Applicable to All Awards. Neither ISOs nor, except for gratuitous transfers to the extent permitted by the Administrator, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime an ISO and, except as the Administrator may provide, other non-transferable awards requiring exercise may be exercised only by the recipient. Shares delivered under the Equity Incentive Plan may consist of either authorized but unissued shares or previously issued shares acquired by State Street.

Mergers and Similar Transactions. In the event of a “change in control” of State Street, as defined in the Equity Incentive Plan, all options and SARs issued under the Plan will become fully exercisable, all shares of restricted stock will vest, and holders of performance awards as to which the performance period has not ended will (if the transaction involves a payment to shareholders) be cashed out. If options and SARs are granted in substitution for existing awards, the substitute awards will remain exercisable after a termination of employment or other service relationship (other than by reason of death or disability), or retirement for the lesser of the period of seven months or the period ending on the latest date on which the option or SAR could otherwise have been exercised. Also, in connection with or following a change in control, awards may not be amended in any manner adverse to the participant without the participant’s consent.

Whether or not there is a change in control, as defined, in the event of a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which State Street is not the surviving corporation or which results in the acquisition of all or substantially all of State Street’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, a sale or transfer of all or substantially all of State Street’s assets, or a dissolution or liquidation of State Street, the following rules will apply except as otherwise provided in an award. If the transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding awards or for the grant of new awards in substitution therefore by the acquirer or survivor or an affiliate of the acquirer or survivor. If the transaction is one in which holders of common stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may likewise cash out some or all Awards, except that the terms of payment need not be the same as those applicable to holders of common stock. If the transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, awards will become payable, except that the Administrator may impose restrictions on amounts payable to carry out the intent of the Equity Incentive Plan (subject to the requirement of full vesting if the transaction constitutes a change in control). Existing awards requiring exercise, unless assumed, will terminate upon completion of the transaction.

Amendment. The Administrator may at any time or times amend the Equity Incentive Plan or any outstanding award for any purpose which may at the time be permitted by law, and may at any time terminate the Equity Incentive Plan as to any future grants of awards. The Administrator may not, however, alter the terms of an award so as to affect materially and adversely the Participant’s rights under the award without the Participant’s consent, unless the terms of the Equity Incentive Plan so provide or the Administrator expressly reserved the right to do so at the time of the award.

Non-U.S. Participants: The Administrator may provide for special rules applicable to non-U.S. participants.

New Equity Incentive Plan Benefits

The future benefits or amounts that would be received under the Equity Incentive Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts that would have been received by or allocated to such persons for the last completed fiscal year if the plan had been in effect cannot be determined.

Federal Tax Effects

The following discussion summarizes certain United States federal income tax consequences of the issuance and receipt of options under the Equity Incentive Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Equity Incentive Plan, nor does it cover state, local or non-U.S. taxes.

ISOs. An optionee realizes no taxable income upon the grant or, for regular tax purposes, upon the exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to State Street) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which State Street is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which State Street is not entitled to a deduction.

NSOs. In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to State Street; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which State Street is not entitled to a deduction.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

The Administrator may award stock options that are exercisable for restricted stock. Under Section 83 of the Code, an optionee who exercises a nonqualified stock option for restricted stock will generally have income only when the stock vests, equal to the fair market value of the stock at that time less the exercise price. However, the optionee may make a so-called “83(b) election” in connection with the exercise to recognize taxable income at the time of exercise. Assuming no other applicable limitations, the amount and timing of the deduction available to State Street will correspond to the income recognized by the optionee. In the case of an optionee who exercises an incentive stock option for restricted stock, the tax consequences described above with respect to the exercise of incentive stock options will apply except that (i) the optionee will have no alternative minimum taxable income associated with the exercise until the stock vests, unless the optionee makes a timely “83(b) election,” and (ii) in the event of a disqualifying disposition, the ordinary income recognized by reason of the disposition and State Street’s corresponding deduction will be measured by reference to the fair market value of the stock at the time the stock vested.

Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of awards in connection with a change in ownership or control of State Street may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Equity Incentive Plan, may be subject to an additional 20% federal tax and may be nondeductible to State Street.

The foregoing description of tax consequences assumes that options awarded under the Plan will qualify for exemption from the rules applicable to nonqualified deferred compensation under Section 409A of the Code, which could otherwise result in acceleration of income and additional tax to the holders of awards. Under currently proposed guidance under Section 409A of the Code, the exemption from Section 409A should be available to both incentive stock options and nonqualified stock options granted under the Equity Incentive Plan. Options under the Equity Incentive Plan should also be able to qualify as performance-based awards not subject to the deduction limitation under Section 162(m) of the Code. Where applicable, Section 162(m) limits the deduction for compensation payable to certain executive officers of State Street.

Shareholder Approval of Equity Incentive Plan

An affirmative vote of a majority of all shares present in person or represented by proxy at the meeting and entitled to vote is necessary to approve the 2006 Equity Incentive Plan. As such, abstentions will have the effect of a vote against the Equity Incentive Plan and broker non-votes will have no effect on the outcome.

The Board of Directors unanimously recommends that you vote

FOR

this proposal (Item 3 on your proxy card)

APPROVAL OF THE MATERIAL TERMS OF THE 2006 RESTATED SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN

(Item 4 on your proxy card)

The Executive Compensation Committee (the “Committee”) has approved, and the Committee and the Board of Directors recommend for shareholder approval, the 2006 restated Senior Executive Annual Incentive Plan (the “SEAIP”), including the business criteria on which the performance goals are to be based. The SEAIP provides additional incentive to senior executives to achieve targeted levels of achievement. The SEAIP is intended as a successor plan to the Senior Executive Annual Incentive Plan previously approved by the shareholders in April 2001. If approved, the provisions of the amended and restated SEAIP would be in effect for awards beginning in 2007. A copy of the SEAIP appears as Appendix C to this proxy statement.

Shareholders are being asked to approve the material terms of the SEAIP, including the business criteria on which the performance goals are based, the eligibility provisions of the SEAIP, and the maximum amount of awards payable to any participant for any year under the SEAIP, so that compensation under the SEAIP may be deductible by State Street under Section 162(m) of the Internal Revenue Code. For a more complete discussion of Section 162(m), see the Report of the Executive Compensation Committee at page 16. Approval by shareholders of the SEAIP and certification by the Committee that targeted performance has been achieved are each a condition to the rights of senior executives to receive any benefits under the SEAIP. The following is a description of the SEAIP:

Eligible Participants

The Chief Executive Officer and such other key executives as the Committee may designate participate in the SEAIP. To receive an award with respect to a calendar year, unless the Committee determines otherwise, a participant must be an employee of State Street, or one of its subsidiaries, on December 31 of such year. Even if a participant is employed on December 31 of the performance year, the Committee may cause the participant’s award, if any, to be forfeited if the participant ceases to be employed prior to the date awards are paid. State Street has 10 executives who are eligible to participate in the SEAIP as currently in effect and who would be eligible to participate in the SEAIP if it were now in effect.

Performance Goals

Corporate achievement of objectively determinable performance goals established by the Committee determines whether, and the extent to which, a participant earns his or her award. The goals are based on any or any combination of the following determined on a consolidated basis or on the basis of one or more divisions, subsidiaries or business units: earnings or earnings per share, return on equity, total shareholder return, revenue, market share, quality/service, organizational development, strategic initiatives, risk control, operating leverage, or expense. No payments under an award will be made under the SEAIP unless the performance goals are met or exceeded. Once established for an award period, performance goals may not be modified, except that (i) the Committee may provide in advance for automatic and objectively determinable adjustments to reflect events (for example, but without limitation, acquisitions or dispositions, changes in accounting principles or interpretations, impairment charges) occurring during the year that affect the applicable performance measure, and (ii) performance measures determined on a per-share basis will automatically be adjusted to reflect stock splits, stock dividends, reverse stock splits and similar changes to capitalization.

Awards

The Committee may provide for varying levels of payment under an award depending on whether performance goals have been met or exceeded and may reduce, including to zero, amounts otherwise payable under an award. No more than $10,000,000 shall be payable under an award to any one individual for any award year. All payments will be made in cash except that the Committee may provide that a certain portion of the payment be made in State Street common stock issued pursuant to State Street’s Equity Incentive Plan. A participant may elect to have all or a portion of an award deferred under deferral rules established by the Committee and consistent with Internal Revenue Code Section 409A.

All awards will be made only after certification by the Committee that the performance goals have been achieved.

Administration

The Committee has complete discretion to construe and administer the SEAIP and to determine eligibility to participate, the performance goals, achievement of the performance goals, the amount of payment to be made under an award and to do everything else necessary to carry out the SEAIP.

Amendment and Termination

The Committee may amend the SEAIP or the awards, provided that any amendments must be consistent with qualification under Section 162(m). The Committee may terminate the SEAIP at any time.

Messrs. Logue, Antonellis, Carp, Chow, Hooley, Hunt, O’Leary, Phalen, Resch, and Shelton have been designated as participants for 2006 in the current Senior Executive Annual Incentive Plan. The awards which would be payable in the future under the SEAIP cannot be determined because the payment of such awards would be contingent upon attainment of the pre-established performance goals and the actual award may reflect exercise of the Committee’s discretion to reduce the award otherwise payable upon achievement of the performance goals. For a description of and amounts paid for 2005 under the current Senior Executive Annual Incentive Plan, see the Annual Bonuses section of the Report of the Executive Compensation Committee and the Summary Compensation Table.

The Board of Directors unanimously recommends that you vote

FOR

this proposal (Item 4 on your proxy card)

SHAREHOLDER PROPOSAL

(Item 5 on your proxy card)

Patrick A. Jorstad, of 6300 Stevenson Avenue, #413, Alexandria, Virginia 22304, who has informed State Street that he owns approximately 328 shares of our common stock, has submitted the proposal set forth below, for inclusion in the proxy statement. The text of the proposal and supporting statement, as furnished to us by the proponent, are as follows:

A Shareholder Proposal to Redeem the Corporation’s Shareholder Rights Agreement and to Require Shareholder Ratification of Any Future Shareholder Rights Agreement

Proposal

RESOLVED: That the shareholders of State Street Corporation request the Board of Directors to redeem the shareholder rights previously issued, and not to adopt or extend any rights agreement unless such adoption or extension has been approved by the affirmative vote of the holders of a majority of shares present and voting on the matter.

Supporting Statement

At the 2002 Annual Meeting, 124,585,393 shares voted in favor of the proposal above, and 113,219,531 shares voted against it. This affirmative result reflected 52.4% of the “yes-no vote”.

The proponent feels that the Board of Directors has failed to respond to the expressed shareholder sentiment on the maintenance of the Corporation’s rights agreement (commonly known as a “poison pill”). This proposal is intended to give the Corporation’s shareholders the opportunity to weigh in on this important corporate governance issue again.

At the 2004 Annual Meeting, 58.9% of the “yes-no vote” decided in favor of a separate proposal to declassify the Board of Directors, adopt annual director elections, and permit the removal of directors with or without cause. In December 2004, the Board took steps to largely implement that proposal. The proponent believes that this turn of events demonstrates that our Board of Directors is capable of taking appropriate steps to respond to expressed shareholder sentiment on corporate governance matters.

As the original proponent noted in 2002, the Board created – and has subsequently amended – the shareholder rights agreement without obtaining shareholder approval. As late as April 2004, the Board has unilaterally amended and restated the rights agreement:

http://www.sec.gov/Archives/edgar/data/93751/000119312504057112/dex991.htm

As the original proponent noted in 2002, many institutional investors have established proxy voting guidelines that support the principle that corporate boards should not adopt, maintain, or amend such poison pills without obtaining shareholder approval. The original proponent even cited the proxy voting guidelines of State Street Global Advisors, the asset management division of State Street.

Since 2002, many companies have acted to redeem their poison pills, and/or to install new procedures to seek shareholder approval for the creation or maintenance of such arrangements.

For example, in a report titled, “A New Corporate Governance World: From Conflict to Constructive Dialogue,” Institutional Shareholder Services noted that during the 2004 proxy season, “Boards moved to implement more than 70 majority votes on previous shareholder resolutions calling for such measures as an end to poison pills and declassifying the board. Altogether, more than 40 companies took action on their poison pills, while 50 moved to annual election of directors.”

In the proponent’s opinion, the current rights agreement serves to entrench incumbent management, and is not in the shareholders’ best interests. The proponent urges other shareholders to vote for this proposal, and thanks other shareholders for their interest and support.

For more information on this proposal or corporate governance, shareholders are urged to visit:

http://www.shareholdersonline.org

http://www.thecorporatelibrary.com

http://www.calpers-governance.org

RECOMMENDATION OF THE BOARD OF DIRECTORS

Rights agreements are designed to strengthen the ability of boards of directors, in the exercise of their fiduciary duties, to maximize shareholder value and protect shareholders and employees from unfair and abusive takeover tactics. Although the proponent of the proposal asserts that plans similar to State Street’s Rights Agreement have become increasingly unpopular, more than 1,850 public companies, including 45% of the companies in the S&P 500 Index, have a rights agreement in place, according to the FactSet TrueCourse statistical service.

The Board believes that rights agreements neither prevent unsolicited proposals from being made nor prevent companies from being acquired at prices that are fair and equitable. Redeeming State Street’s Rights Agreement would weaken the Board’s negotiating position when dealing with an unsolicited offer or hostile acquirer.

Evidence Shows that Rights Agreements are Effective and Protect Investors

The benefits to shareholders of a rights agreement have been validated by empirical data. A February 2004 study commissioned by Institutional Shareholder Services (ISS), an organization known for taking what it believes to be shareholder-friendly positions on corporate governance, found that companies with strong takeover defenses—including rights agreements—achieved higher shareholder returns over three-, five- and ten-year periods, including higher return of investment, higher profits, higher dividend payouts and higher performance on a number of other key operating statistics. These recent findings are consistent with other studies on rights agreements. A study of takeover data from 1992 through 1996 by Georgeson & Company, a nationally-recognized proxy solicitation firm (which the Company has retained to assist this year in the solicitation of proxies), found that the presence of a rights agreement neither increased the likelihood of a defeat of an unsolicited takeover proposal nor reduced the likelihood of a company becoming a takeover target. In fact, the study found that the premiums paid to acquire companies with rights agreements averaged eight percentage points higher than premiums for companies without such plans. Similarly, two studies by J. P. Morgan & Co. in 2001 and 1995 showed that average premiums to the pre-offer market price of an acquired company were greater for companies with rights agreements than for those without.

That rights agreements increase shareholder returns in practice was recently demonstrated in the attempted hostile takeover of PeopleSoft, Inc. by Oracle Corp. Oracle’s original bid for PeopleSoft, $5.1 billion, was initially rejected by the PeopleSoft board. Armed with its full complement of anti-takeover devices, PeopleSoft ultimately was able to resist Oracle’s lower bids until PeopleSoft accepted a $10.3 billion offer from Oracle.

State Street’s Independent Board of Directors Will Use the Rights Agreement in the Best Interests of Shareholders

State Street’s Board believes it has demonstrated strong corporate governance policies and practices and that its leadership has resulted in consistently returning value to shareholders. The return on shareholders’ equity from continuing operations of State Street has been between 13 percent and 24 percent for each of the past five years. In addition, all of our directors other than Mr. Logue are independent and the entire Board is subject to re-election by shareholders each year.

The Board believes that shareholders should consider this proposal not in the abstract nor in accordance with the general examples cited by the proponent, but rather as it applies to State Street, a company with a track record of superior returns and shareholder value.

Pursuant to the terms of our Rights Agreement, the Board may redeem, and in fact would see it as its fiduciary duty to redeem, the rights issued under the Rights Agreement to permit an acquisition that adequately reflects State Street’s long-term value and is in the best interests of the shareholders.

The Board believes that a rights agreement is appropriately within the scope of responsibilities of the Board of Directors, acting in accordance with its duties to the shareholders. The adoption and maintenance of such an agreement does not require shareholder approval under Massachusetts Business Corporation Law or the rules of the New York Stock Exchange. Redeeming the rights would remove an important tool that the Board would exercise only in cases where it deems that action is in the best long-term interest of its shareholders. The Board therefore believes that any decision to redeem the rights should be made only in the context of a specific acquisition proposal.

The Board of Directors unanimously recommends that you vote

AGAINST

this shareholder proposal (Item 5 on your proxy card)

PROPOSALS AND NOMINATIONS BY SHAREHOLDERS

Shareholders who wish to present proposals for inclusion in State Street’s proxy materials for the 2007 Annual Meeting of Shareholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act and State Street’s By-laws. To be eligible, the shareholder proposals must be received by the Secretary of State Street on or before November 13, 2006.

Under State Street’s By-laws, nominations for directors and proposals of business other than those to be included in State Street’s proxy materials following the procedures described in Rule 14a-8 may be made by shareholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the By-laws. Except as noted below, to be timely a notice with respect to the 2007 Annual Meeting must be delivered to the Secretary of State Street no earlier than January 19, 2007 and no later than February 16, 2007 unless the date of the 2007 Annual Meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary date of the 2006 Annual Meeting in which event the By-laws provide different notice requirements. In the event the Board of Directors nominates a New Nominee (as defined in the By-laws), a shareholder’s notice shall be considered timely if delivered not later than the 10th day following the date on which public announcement (as defined in the By-laws) is first made of the election or nomination of such New Nominee. Any proposal of business or nomination should be mailed to: Office of the Secretary, State Street Corporation, One Lincoln Street, Boston, Massachusetts 02111.

OTHER MATTERS

The Board of Directors does not know of any other matters that may be presented for action at the meeting, except that management has been informed that a shareholder intends to submit proposals that would amend the Company’s by-laws (i) to require the mandatory retirement of any director who has reached the age of 70, and (ii) to prohibit any law firm or independent auditor from providing services to the Company if any partner or former partner sits on the Board of Directors. If such proposals are properly brought before the meeting, the persons named on the enclosed proxy intend to use their discretionary authority to vote against such proposals. Should any other business come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

State Street’s Annual Report on Form 10-K, including financial statements for the year ended December 31, 2005, is being mailed to you together with this proxy statement.

March 13, 2006

Appendix A

Excerpt from State Street’s Corporate Governance Guidelines

The Board will have a majority of directors who meet the criteria for independence required by the New York Stock Exchange (NYSE) listing standards.

The Board has adopted the following guidelines to assist it in determining director independence in accordance with the NYSE standards.

To be considered independent, the Board must determine that a director has no direct or indirect material relationship with the Company. The Board will annually review all commercial and charitable relationships of directors. The Board has established the following categorical guidelines to assist it in determining director independence:

a.	A director will not be independent if, within the preceding three years (the “look-back period”): (i) the director was employed by State Street or any of its subsidiaries; (ii) an immediate family member of the director was employed by State Street or any of its subsidiaries as an executive officer; (iii) the director received, or whose immediate family member received, during any twelve month period more than $100,000 in direct compensation from State Street and any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation was not contingent in any way on continued service); or (iv) a current State Street executive officer was on the compensation committee of a company which concurrently employed the director, or which concurrently employed an immediate family member of the director, as an executive officer.

b.	A director will not be independent if the director or an immediate family member is a current partner of State Street’s internal or external auditor, or the director is a current employee of such a firm, or an immediate family member is a current employee of such a firm and participates in the firm’s audit, assurance, or tax compliance (but not tax planning) practice, or the director or an immediate family member was, within the look-back period, a partner or employee of such a firm and personally worked on the State Street audit within that time.

c.	The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) if the State Street director is a current employee, or a member of such director’s immediate family is a current executive officer, of another company (including a tax-exempt organization) that does business with the Company and the annual payments to, or payments from, the Company from, or to, the other company, for property or services in any completed year in the last three fiscal years are equal to or less than the greater of $1 million, or two percent of the consolidated gross annual revenues of the other company during the last completed fiscal year of the other company; and (ii) while if a State Street non-management director serves as an executive officer of a tax-exempt organization, and the Company’s discretionary charitable contributions to the organization in any completed year in the last three fiscal years are more than the greater of $1 million, or two percent of that organization’s consolidated gross revenues in the last completed fiscal year of that organization, that in itself would not be considered to be a material relationship, nevertheless in the event that discretionary charitable contributions exceed the limit, State
Street shall disclose in its annual proxy statement its charitable contributions to that organization. State Street’s automatic matching of employee charitable contributions to a charitable organization will not be included in the amount of State Street’s discretionary contributions for this purpose.

A-1

d.	The following commercial relationships will not be considered to be a material relationship that would impair a director’s independence: lending relationships, deposit relationships or other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment management, custodial, securities brokerage, cash management and similar services) between State Street and its subsidiaries, on the one hand, and a company with which the director is affiliated by reason of being a director, executive officer, general partner or a significant equityholder thereof, on the other, provided that: (i) such relationships are in the ordinary course of the Company’s business and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; (ii) with respect to extensions of credit by the Company to such company or its subsidiaries, such extensions of credit have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Securities Exchange Act of 1934, and no event of default has occurred under the loan; and (iii) payments to the Company for property or services (including interest on loans but not including principal repayments) from such company does not exceed the limits provided in (c)(i) above.

For relationships not covered by the categorical guidelines, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth above. The Company will explain in the next proxy statement the basis for any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical guidelines of immateriality set forth above.

A-2

Appendix B

STATE STREET CORPORATION

2006 EQUITY INCENTIVE PLAN

1.	DEFINED TERMS; EFFECTIVE DATE

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms. The Plan shall take effect on the Effective Date.

2.	PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based Awards.

3.	ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan, determine eligibility for and grant or cancel Awards; determine, modify or waive the terms and conditions, size, or type of any Award, prescribe forms, rules and procedures, and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. The number of shares of Stock available for delivery in satisfaction of Awards under the Plan shall be determined in accordance with this Section 4(a).

(1) Subject to Section 7(b), the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan shall be 20,000,000 plus the number (not to exceed 8,000,000) of unused Prior Plan shares. For purposes of the preceding sentence, shares of Stock shall be unused Prior Plan shares (i) if they were subject to awards under the Prior Plan, other than restricted stock awards, that were outstanding on the day preceding the Effective Date to the extent such Prior Plan awards are exercised or are satisfied, or terminate or expire, on or after the Effective Date without the delivery of such shares, or (ii) if they were outstanding on the day preceding the Effective Date as restricted stock awards under the Prior Plan and are thereafter forfeited. The number of shares of Stock delivered in satisfaction of an Award shall be, for purposes of the first sentence of this Section 4(a)(1), the number of shares of Stock subject to the Award reduced by the number of shares of Stock (a) withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award, or (b) awarded under the Plan as Restricted Stock but thereafter forfeited, or (c) made subject to an Award that is exercised or satisfied, or that terminates or expires, without the delivery of such shares.

(2) To the extent consistent with the requirements of Section 422 and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c) Section 162(m) Limits. Subject to Section 7(b), the maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year shall each be 2,000,000, and the maximum number of shares subject to other Awards granted to any person in any calendar year shall be 2,000,000 shares. The provisions of this Section 4(c) shall be construed in a manner consistent with Section 162(m).

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Subsidiaries who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Subsidiaries. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.	RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after April 18, 2016, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor, except for gratuitous transfers (i.e., transfers for no consideration) to the extent permitted by the Administrator, other Awards may be transferred other than by will or the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant.

(4) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant’s Employment, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited, except that:

(A) subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s

Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(B) all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; and

(C) all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

(5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(6) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A to the extent applicable.

(7) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Subsidiaries, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Subsidiary to the Participant.

(8) Section 162(m). This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(8) applies may be granted after the first meeting of the shareholders of the Company held in 2011 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the shareholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(b) Awards Requiring Exercise

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Section 409A Exemption. Except as the Administrator otherwise determines, no Award requiring exercise shall have deferral features, or shall be administered in a manner, that would cause such Award to fail to qualify for exemption from Section 409A.

(3) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than in accordance with the applicable shareholder approval requirements of the New York Stock Exchange. Fair market value shall be determined by the Administrator consistent with the requirements of Section 422 and Section 409A.

(4) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under Section 6(b)(3)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(c) Awards Not Requiring Exercise

Restricted Stock and Unrestricted Stock, whether delivered outright or under Awards of Stock Units or other Awards that do not require exercise, may be made in exchange for such lawful consideration, including services, as the Administrator determines. Any Award resulting in a deferral of compensation subject to Section 409A shall be construed to the maximum extent possible, as determined by the Administrator, consistent with the requirements of Section 409A.

7.	EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, etc. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2) Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award, over (B) the aggregate exercise or purchase price, if any, under the Award (in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(3) Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable, and the delivery of shares of Stock deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a shareholder in the Covered Transaction.

(4) Termination of Awards Upon Consummation of Covered Transaction. Each Award (unless assumed pursuant to Section 7(a)(1) above), other than outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below), will terminate upon consummation of the Covered Transaction.

(5) Additional Limitations. Any share of Stock delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b) Change in and Distributions With Respect to Stock; Other Adjustments

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to shareholders other than those provided for in Section 7(a) and 7(b)(1), material changes in law or accounting practices, principles, or interpretations, mergers, consolidations, acquisitions, dispositions, or similar corporate transactions, or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and the performance-based compensation rules of Section 162(m), where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

(c) Change in Control Provisions. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

(1) Acceleration of Stock Options and SARs; Effect on Other Awards. All Stock Options and SARs outstanding as of the date such Change of Control is determined to have occurred and which are not then exercisable shall (prior to application of the provisions of Section 7(a), above, in the case of a Change of Control that also constitutes a Covered Transaction) become exercisable to the full extent of the original grant, all shares of Restricted Stock which are not otherwise vested shall vest, and holders of Performance Awards granted hereunder as to which the relevant performance period has not ended as of the date such Change of Control is determined to have occurred shall be entitled at the time of such Change of Control to receive a cash-out with respect to each Performance Award in the amount and in a form described in Section 7(a)(2).

(2) Restriction on Application of Plan Provisions Applicable in the Event of Termination of Employment. After a Change of Control, Stock Options and SARs granted under Section 7(a)(1) as substitution for existing Awards shall remain exercisable following a termination of employment or other service relationship (other than termination by reason of death, disability (as determined by the Company) or retirement (as defined in the Award)) for the lesser of (i) a period of seven (7) months, or (ii) the period ending on the latest date on which such Stock Option or SAR could otherwise have been exercised.

(3) Restriction on Amendment. In connection with or following a Change of Control, neither the Committee nor the Board may impose additional conditions upon exercise or otherwise amend or restrict any Award, or amend the terms of the Plan in any manner adverse to the holder thereof, without the written consent of such holder.

(d) Section 409A. Notwithstanding the foregoing provisions of this Section 7, Awards subject to and intended to satisfy the requirements of Section 409A shall be construed and administered consistent with such intent.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon shareholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.	MISCELLANEOUS

(a) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company nor the Administrator, nor any person acting on behalf of the Company or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by express agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

(c) Special Terms for Non-U.S. Participants. The Administrator may establish special rules under the Plan (which may be, but need not be, consistent with the rules applicable to Participants and Awards generally) for Awards to Participants who are or are expected to be employed by or otherwise providing services outside the United States or to a non-U.S. Subsidiary, provided, that no such rules shall be established without the approval of the shareholders of the Company to the extent they would be ineffective without such shareholder approval if accomplished as an amendment to the Plan pursuant to Section 9.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Executive Compensation Committee or, if the Board so determines, another committee of the Board, except that the Executive Compensation Committee or such other committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power and authority to grant or to allocate, consistent with the requirements of Chapter 156D of the Massachusetts General Laws and subject to such limitations as the Executive Compensation Committee or such other committee may impose, Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation. If the Executive Compensation Committee or such other committee includes members who are not “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or “outside directors” within the meaning of paragraph (4)(c)(i) of Section 162(m), it shall act and shall be deemed to have acted, in any case where it would be required to do so with respect to Awards to directors or executive officers of the Company to ensure exemption under Rule 16b-3 or Section 162(m), through a subcommittee consisting solely of its non-employee and outside director members.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Change in Control”: Any of the following:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (x) the then outstanding shares of Stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company

Voting Securities”); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition; or

(2) Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(3) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company;

provided, that, to the extent necessary to ensure compliance with the requirements of Section 409A, where applicable, an event described above shall be treated as a Change in Control only if it also constitutes or results in a change in ownership or control of the Company, or a change in ownership of assets of the Company, described in Section 409A.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect. Any reference to a provision of the Code shall include, as determined by the Administrator, a reference to applicable regulations and Internal Revenue Service guidance with respect to such provision.

“Company”: State Street Corporation.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Effective Date”: The date on which the shareholders of the Company approve the Plan.

“Employee”: Any person who is employed by the Company or a Subsidiary.

“Employment”: A Participant’s employment or other service relationship with the Company and its Subsidiaries. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Subsidiaries. If a Participant’s employment or other service relationship is with a Subsidiary and that entity ceases to be a Subsidiary, the Participant’s Employment will be deemed to have terminated when the entity ceases to be a Subsidiary unless the Participant transfers Employment to the Company or its remaining Subsidiaries.

“Executive Compensation Committee”: The Executive Compensation Committee of the Board.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO. No ISO shall be exercisable beyond ten years from the date of grant.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenue; assets;

expenses; expense control; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; operating leverage; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions, changes in accounting principles or interpretations, impairment charges) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The State Street Corporation 2006 Equity Incentive Plan as from time to time amended and in effect.

“Prior Plan”: The State Street Corporation 1997 Equity Incentive Plan as amended and in effect prior to the Effective Date.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the fair market value of such shares at the date of grant.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Section 162(m)”: Section 162(m) of the Code.

“Stock”: The Common Stock of the Company, par value $1 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Subsidiary”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Code, except that in determining eligibility for the grant of a Stock Option or SAR by reason of service for a Subsidiary, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply. Notwithstanding the foregoing provisions of this definition, except as otherwise determined by the Administrator a corporation or other entity shall be treated as a Subsidiary only if its employees would be treated as employees of the Company for purposes of the rules promulgated under the Securities Act of 1933, as amended, with respect to the use of Form S-8.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

Appendix C

STATE STREET CORPORATION

SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN

2006 RESTATEMENT

I.	Purpose

The purpose of the Senior Executive Annual Incentive Plan (the “Plan”) is to provide additional incentive and reward to senior executives of State Street Corporation (the “Company”) to achieve targeted levels of corporate financial performance. The terms of the 2006 restated Plan set forth herein shall, if approved by the shareholders of the Company, apply to awards for the 2007 performance year and later years. Awards for the 2006 performance year and earlier years shall be governed by the terms of the Plan as in effect prior to the restatement set forth herein.

II.	Eligibility and Participation

Participants in the Plan for any year shall include the Chief Executive Officer of the Company and such other key executives as may be designated as participants for such year by the Executive Compensation Committee (the “Committee”) of the Board of Directors of the Company.

III.	Awards

The Committee shall annually grant awards to those persons who are participants for the year, and shall establish the goals (which may be specified as ranges) for such awards.

IV.	Performance Goals

No payment under an award granted under the Plan shall be made unless the performance goals specified with respect to the award are met or exceeded. Performance goals with respect to an award must be pre-established by the Committee not later than ninety (90) days after the beginning of the year with respect to which the award is granted or by such other time as may be required in order to qualify the award under Section 162 (m)(4)(C) of the Internal Revenue Code (the “Code”). Once established in accordance with the preceding sentence, performance goals may not be modified; provided, that the Committee may provide, not later than the deadline for establishing the performance goals for a year, that one or more of the measures of performance applicable to an award or awards for such year will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions, changes in accounting principles or interpretations, impairment charges) occurring during the year that affect the applicable performance measure. Except as the Committee may otherwise determine (not later than the deadline for establishing the performance goals for a year), any measure of performance expressed on a per-share basis shall automatically be adjusted to the extent necessary to reflect any stock splits, reverse stock splits, stock dividends or similar changes to capitalization occurring during the year.

For purposes of the Plan, a “performance goal” means an objectively determinable target level of achievement based on any or any combination of the following criteria (determined on a consolidated basis or on the basis of one or more divisions, subsidiaries or business units): earnings or earnings per share; return on equity; total shareholder return; revenue; market share; quality/service; organizational development; strategic initiatives (including acquisitions or dispositions); risk control; operating leverage; or expense.

V.	Terms

Each award under the Plan shall be subject to the following terms:

A.	No more than $10,000,000 shall be payable under an award to any participant for any award year. The foregoing limit shall be applied before taking into account any notional earnings on deferrals described in E. below.

B.	Subject to A. above, the Committee may provide for varying levels of payment under an award depending on whether performance goals have been met or exceeded. In no event, however, shall any amount be payable under an award if the performance goals with respect to such award, or any of them, fails to be achieved.

C.	No payment shall be made with respect to an award until and unless the Committee shall have certified in writing (in such manner as shall be consistent with regulations under Section 162(m) of the Code) that the performance goals with respect to such award have been met.

D.	Except as provided in this paragraph and in E. below, all payments, if any, under an award shall be paid in cash as soon as practicable following certification by the Committee as described above. Notwithstanding the foregoing, the Committee may provide that some portion or all of any award payment be made in shares of common stock of the Company (“Stock”) in lieu of cash. Any shares of Stock delivered shall be issued under the Company’s Equity Incentive Plan and may include restricted stock, unrestricted stock, or stock units (including restricted stock units). The number of shares of Stock delivered in lieu of any cash amount under an award (the “replaced cash portion”) shall be that number which equals the replaced cash portion divided by the fair market value of a share of Stock (determined without regard to any restrictions) on the date the Committee certifies under C. above that the performance goal or goals with respect to the award have been met.

E.	Subject to such rules and limitations as the Committee may prescribe from time to time consistent with Section 409A of the Code, a participant may elect to have all or any portion of an award payment deferred (under the Company’s 401(k) Restoration and Voluntary Deferred Compensation Plan or such other arrangement as the Committee may specify) for a fixed term of years, until separation from service, death, disability, or until the occurrence of some other distribution event consistent with the requirements of Section 409A of the Code. Any amount so deferred shall be credited to the participant’s account on the books of the Company and shall represent an unfunded and unsecured liability of the Company to pay the amount so deferred plus such additional amount, if any, representing notional earnings on the deferral (“earnings”) as may be prescribed under the deferral rules. The portion of any award payable in stock units shall likewise represent an unfunded and unsecured promise by the Company to deliver shares in the future pursuant to the terms of the Equity Incentive Plan. Earnings with respect to a deferred award shall be limited so as to satisfy the requirements of Treas. Regs. § 1.162-27(e)(2)(iii)(B) (relating to reasonable rates of interest or other returns based on predetermined actual investments) and any limitations imposed by the Federal Deposit Insurance Corporation or similar limitations.

F.

To be entitled to payment under an award, a participant must be employed by the Company or one of its subsidiaries on December 31 of the award year, except as the Committee may otherwise determine. In addition, the Committee in its discretion may cause an award to a participant to be forfeited if the participant, although employed by the Company or a subsidiary on December 31 of the award year (or on such other date, if any, as may have been fixed by the Committee), has ceased to be employed by the Company and its subsidiaries prior to the date that other awards are (or, but for deferral, would be) paid for such year.

G.	The Committee in its discretion may reduce (including to zero) any amount otherwise payable under an award, with or without specifying its reasons for doing so.

VI.	Actions Binding, No Right To Employment, etc.

The Committee shall have complete discretion to construe and administer the Plan, to determine eligibility for awards, to determine performance goals, to determine whether or not any performance goal has been satisfied, to determine the amount of payment under any award, and otherwise to do all things necessary or appropriate to carry out the Plan. Actions by the Committee under the Plan shall be conclusive and binding on all persons.

Nothing in the Plan or in any award shall entitle any participant to continued employment with the Company and its subsidiaries, and the loss of benefits or potential benefits under an award shall in no event constitute an element of damages in any action brought against the Company or its subsidiaries.

The Committee may at any time amend the Plan or awards made under the Plan, but only to the extent consistent with continued qualification of awards under Section 162(m)(4)(C) of the Code. The Committee may terminate the Plan at any time.

State Street Corporation

One Lincoln Street

Boston, MA 02111-2900

3725-PS-06

Proxy - State Street Corporation

Annual Meeting of Shareholders - April 19, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kevin Brady, Richard P. Jacobson, and S. Kelley MacDonald or any of them, with full power of substitution, as proxies to vote all shares of Common Stock of State Street Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of State Street Corporation to be held at One Lincoln Street, Boston, Massachusetts 02111 on April 19, 2006 at 10:00 a.m., or at any postponement and/or adjournment thereof, as indicated on the reverse side, and in their discretion on any other matters that may properly come before the meeting or any postponement and/or adjournment thereof.

To vote in accordance with the Board of Directors’ recommendations, just sign and date the other side; no boxes need to be checked. The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the proxy will be voted FOR the thirteen nominees, FOR Items 2, 3 and 4, and AGAINST Item 5.

PLEASE MARK, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

DEAR SHAREHOLDER:

We cordially invite you to attend the 2006 Annual Meeting of Shareholders of State Street Corporation. The meeting will be held at One Lincoln Street, 36th Floor, Boston, Massachusetts, on Wednesday, April 19, 2006, at 10:00 a.m.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed Proxy Statement. Then mark, sign, date and mail promptly this proxy in the enclosed return envelope. Alternatively, you may also vote electronically by telephone or over the Internet by following the instructions included on this proxy card. To be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We look forward to seeing you at the Annual Meeting so that we can update you on our progress. Your continuing interest is very much appreciated.

Sincerely,

Ronald E. Logue

Chairman and Chief Executive Officer

PLEASE NOTE: Shareholders should be aware of the increased security at public facilities in Boston. If you plan to attend the meeting, please allow additional time for registration and security clearance. You will be asked to present a valid, picture identification such as a driver’s license or passport. Public parking is available at State Street’s headquarters at One Lincoln Street (entrance from Kingston Street). Other public parking facilities available nearby include the LaFayette Corporate Center and the Hyatt Hotel (entrances from Rue de LaFayette).

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on April 19, 2006.

THANK YOU FOR VOTING

State Street Corporation	+

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MR A SAMPLE	000000000.000 ext
DESIGNATION (IF ANY)	000000000.000 ext
ADD 1	000000000.000 ext
ADD 2	000000000.000 ext
ADD 3	000000000.000 ext
ADD 4
ADD 5
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C 1234567890 J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A Election of Directors						B Issues

1. The Board of Directors recommends a vote FOR the thirteen nominees.						The Board of Directors recommends a vote FOR Items 2, 3 and 4.

	For	Withhold		For	Withhold		For	Against	Abstain

01 - T. Albright	☐	☐	08 - R. Logue	☐	☐	2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006;	☐	☐	☐

02 - K. Burnes	☐	☐	09 - R. Sergel	☐	☐	3. To approve the 2006 Equity Incentive Plan;	☐	☐	☐

03 - N. Darehshori	☐	☐	10 - R. Skates	☐	☐	4. To approve the material terms of the 2006 restated Senior Executive Annual Incentive Plan.	☐	☐	☐

04 - A. Goldstein	☐	☐	11 - G. Summe	☐	☐	The Board of Directors recommends a vote AGAINST Item 5.

05 - D. Gruber	☐	☐	12 - D. Walsh	☐	☐

5. To vote on a shareholder proposal to request the Directors to redeem the outstanding rights under the Company’s Rights Agreement, and to require shareholder ratification of any future rights agreement

							☐	☐	☐

06 - L. Hill	☐	☐	13 - R. Weissman	☐	☐	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements and/or adjournments thereof.

07 - C. LaMantia	☐	☐				☐ Mark this box with an X if you have made comments below. _________________________________________ _________________________________________ _________________________________________

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please be sure to sign and date this Proxy. Please sign this proxy below exactly as your name(s) appear(s) on the books of State Street Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

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STATE STREET CORPORATION

Annual Meeting of Shareholders — April 19, 2006

TRUSTEE DIRECTION FORM

YOU MAY DIRECT THE TRUSTEE BY INTERNET,

TOLL-FREE BY TELEPHONE, OR BY MAIL.

Dear State Street Salary Savings Program Participant:

The Annual Meeting of Shareholders of State Street Corporation will be held on April 19, 2006. Enclosed is the 2005 Annual Report, Notice of 2006 Annual Meeting of Shareholders, and the Proxy Statement containing information about the proposals to be voted on by shareholders at the meeting.

As a plan participant, you may direct the Trustee how to vote your allocated share of State Street Corporation common stock held in the State Street Salary Savings Program. If you do not provide instructions to the Trustee, as set forth below, the Trustee will vote your allocated share on the same proportional basis as the shares that are directed by participants. If a matter arises at the meeting, or such other time as affords no practical means for securing participant direction, the Trustee will follow the direction of the Company, unless to do so would be a breach of the Trustee’s fiduciary duty.

Please provide your direction on the Internet or by telephone by following the instructions below, or place an X in the appropriate boxes on the reverse side of this Trustee Direction Form, sign and date the Form, and return it as soon as possible in the enclosed postage-paid envelope. Regardless of what method you use to direct the Trustee (on the Internet, by telephone or by this Form), the Trustee must receive your direction no later than 5 p.m. Eastern Time, Monday, April 17, 2006 for your direction to be followed. You may not provide your direction at the Annual Meeting; you must direct the Trustee in advance of the meeting. Your direction will be held in confidence by the Trustee. You may change your direction to the Trustee by submitting a new direction. The last direction the Trustee receives by 5 p.m. Eastern Time, Monday, April 17, 2006, will be the only one counted.

Because your voice is important, you are strongly encouraged to direct the Trustee how to vote your allocated share. Your direction will contribute toward the future of the Company. If you have any questions, please call GHR Customer Service at 617-985-8040, or, internally at ext. 5-8040, or e-mail to “GHR-Customer-Service.”

Sincerely,

STATE STREET BANK AND TRUST COMPANY, TRUSTEE

BY INTERNET https://www.proxyvotenow.com/stb	BY TELEPHONE 1-866-252-6948	BY MAIL
Have this Form available when you visit the secure voting site, then follow the simple instructions. You may elect to receive an e-mail confirmation of your direction.	Call toll-free on a touch-tone phone, 24 hours a day, seven days a week. Have this Form available when you call, then follow the simple instructions.	Mark, date and sign the Trustee Direction Form on the reverse side, and mail it promptly in the postage-paid envelope. Do not return the Form if you use the Internet or telephone to direct the Trustee.

Do not return the Form if you use the Internet or the telephone to direct the Trustee.

If you do not wish to use the Internet or the telephone, continue to the reverse side of this Form.

Please fold this completed Form and mail it in its entirety to the Trustee in the envelope provided.

STATE STREET CORPORATION

Annual Meeting of Shareholders — April 19, 2006

DIRECTION TO THE TRUSTEE

As a participant in the State Street Salary Savings Program, I hereby direct State Street Bank and Trust Company, as Trustee, to vote at the Annual Meeting of Shareholders to be held on April 19, 2006, and any postponements and/or adjournments thereof, my allocated share of State Street Corporation common stock held in the Salary Savings Program, as follows:

Each of the matters to come before the meeting is fully described in the Notice of and Proxy Statement for the meeting, receipt of which is hereby acknowledged. If a matter arises at the meeting, or such other time which affords no practical means for securing participant direction, the Trustee will follow the direction of the Company, unless to do so would be a breach of the Trustee’s fiduciary duty. The Board of Directors recommends a vote FOR the election of the thirteen nominees, FOR Items 2, 3 and 4, and AGAINST Item 5. The shares represented by this direction will be voted in accordance with the specifications made. If no specification is made, the Trustee shall vote your allocated share of State Street Corporation common stock held in the Salary Savings Program on the same proportional basis as the shares that are directed by participants.

Unless you have used the Internet or telephone to direct the Trustee, please mark the appropriate boxes, sign, date, and return this Trustee Direction Form promptly, using the enclosed postage-paid envelope. To direct the Trustee in accordance with the Board of Directors’ recommendations, just sign and date below; no boxes need to be checked.

Please mark this Form as indicated in this example. ☒

Nominees for Director :

(01) T. Albright, (02) K. Burnes, (03) N. Darehshori, (04) A. Goldstein, (05) D. Gruber,

(06) L. Hill, (07) C. LaMantia, (08) R. Logue, (09) R. Sergel, (10) R. Skates, (11) G. Summe,

(12) D. Walsh, (13) R. Weissman.

The Board of Directors recommends a vote FOR the thirteen nominees and FOR Items 2, 3 and 4.					The Board of Directors recommends a vote AGAINST Item 5.

Item 1-	Election of Thirteen Directors. (See above for list of nominees)	For all Nominees	Withhold	For all Except	Item 5-	To vote on a shareholder proposal to request the Directors to redeem the outstanding rights under the Company’s Rights Agreement, and to require shareholder ratification of any future rights agreement.	For	Against	Abstain
		☐	☐	☐			☐	☐	☐
INSTRUCTION: If you do not wish your allocated share directed “FOR” one or more of the nominees, mark the “FOR ALL EXCEPT” box and strike a line through the name(s) of the nominee(s) listed above. Your allocated share will be directed for the remaining nominee(s).

Item 2-	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006.	For	Against	Abstain
		☐	☐	☐

Item 3-	To approve the 2006 Equity Incentive Plan.	☐	☐	☐		The Trustee is authorized to vote upon such other business as may properly come before the meeting or any postponements and/or adjournments thereof, as provided for above.

Item 4-	To approve the material terms of the 2006 restated Senior Executive Annual Incentive Plan.	☐	☐	☐

Dated	, 2006
Participant NOTE: Please sign exactly as your name appears hereon.

THIS DIRECTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.